As filed with the Securities and Exchange Commission on March 26, 1997

                                                      Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FIRST VIRGINIA BANKS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Virginia
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                     (6711)
--------------------------------------------------------------------------------
                (Standard Industrial Classification Code Number)


                                   54-0497561
--------------------------------------------------------------------------------
                        (IRS Employer Identification No.)

                            One First Virginia Plaza
                            6400 Arlington Boulevard
                        Falls Church, Virginia 22042-2336
                                 (703) 241-3669

--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


CHRISTOPHER M. COLE                       Copy to: WILLIAM R. RAKES
First Virginia Banks, Inc.                         Gentry, Locke, Rakes & Moore
6400 Arlington Boulevard                           10 Franklin Road, S.E.
Falls Church, Virginia 22042-2336                  Roanoke, Virginia 24038-0013
(703) 241-4486                                              (540) 983-9300
--------------------------------------------------------------------------------
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of the Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE

Title of Securities      Amount being           Proposed Maximum       Proposed Maximum       Amount of
Being Registered         Registered             Offering Price Per     Aggregate Offering     Registration Fee
                                                Share*                 Price*
Common Stock
$1 par value             3,624,295              $51,834,866            $187,864,845           $56,928.74

*Estimated solely for the purpose of determining the registration fee, based upon the market value of the securities received as of March 24, 1997 in exchange for the Common Stock issued, computed pursuant to Rule 457(f)(1).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

Item of Form S-4                                          Reference to Registration Statement
----------------                                          -----------------------------------
Item  1
Forepart of Registration Statement                        Facing Page of Registration Statement,
and Outside Front Cover Page of Prospectus                Outside Front Cover Page of Prospectus,
                                                          and Cross Reference Sheet

Item 2
Inside Front and Outside Bank Cover Pages                 Table of Contents, Available Information;
of Prospectus                                             Incorporation of Certain Documents by Reference

Item 3
Risk Factors, Ratio of Earnings to                        Summary; Prospectus Cover Page;
Fixed Charges and Other Information                       Summary Selected Financial Data and
                                                          Per Share Data

Item 4
Terms of the Transaction                                  Summary; The Special Meeting; The Affiliation

Item 5
Pro Forma Financial Information                           Not Applicable

Item 6
Material Contracts with the Company Being Acquired        Summary; The Affiliation

Item 7
Additional Information Required for Reoffering
by Persons and Parties Deemed to be Underwriters          Not Applicable

Item 8
Interests of Named Experts and Counsel                    The Affiliation; Experts; Legal Matters

Item 9
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities            Not Applicable

Item 10
Information with Respect to S-3 Registrants               Available Information; Incorporation of
                                                          Certain Documents by Reference

Item 11
Incorporation of Certain Information by Reference         Incorporation of Certain Documents by Reference

Item 12
Information with Respect to S-2 and S-3 Registrants       Not Applicable

Item 13
Incorporation by Certain Information by Reference         Not Applicable

Item 14
Information with Respect to Registrants Other
than S-3 or S-2 Registrants                               Not Applicable

                              CROSS REFERENCE SHEET (Continued)

Item of Form S-4                                          Reference to Registration Statement
----------------                                          -----------------------------------
Item 15
Information with Respect to S-3 Companies                 Available Information; Incorporation of
                                                          Certain Documents by Reference

Item 16
Information with Respect to S-2 or S-3 Companies          Not applicable

Item 17
Information with Respect to Companies
Other than S-3 or S-2 Companies                           Not applicable

Item 18
Information if Proxies, Consents or                       Summary; The Special Meeting; The Affiliation;
Authorizations are to be Solicited                        Incorporation of Certain Documents by Reference

Item 19
Information if Proxies, Consents or
Authorizations are not to be Solicited
or in an Exchange Offer                                   Not applicable

Item 20
Indemnification of Directors and Officers                 Part II of Registration Statement

Item 21
Exhibits and Financial Statement Schedules                Exhibits; Incorporation of Certain Documents by Reference

Item 22
Undertakings                                              Undertakings

                              [PREMIER LETTERHEAD]


                                                                  April __, 1997


  Dear Fellow Stockholder:

           You are cordially invited to attend the Special Meeting of Stockholders of Premier Bankshares Corporation ("Premier") to be held at the corporate headquarters of Premier, 29 College Drive, Bluefield, Virginia on May __, 1997 at 10:00 a.m.

           At the Special Meeting you will be asked to consider and vote upon the proposed affiliation and merger (the "Affiliation") of Premier with and into First Virginia Banks, Inc. ("First Virginia") pursuant to the Agreement and Plan of Reorganization dated as of October 29, 1996 between Premier and First Virginia, and the Related Plan of Merger dated as of October 29, 1996 between Premier and First Virginia (collectively, the "Affiliation Agreement"). First Virginia is a bank holding company organized under the laws of Virginia, with assets of approximately $8.236 billion as of December 31, 1996. Headquartered in Falls Church, Virginia, First Virginia engages in the business of commercial and consumer banking primarily through 17 subsidiary banks located in Virginia, Tennessee and Maryland.

           Under the terms of the Affiliation Agreement, stockholders of Premier will be entitled to receive .545 shares of common stock of First Virginia for each share of common stock of Premier held of record on the date the Affiliation is consummated (the "Effective Date"). Cash will be paid in lieu of fractional shares of First Virginia common stock.

           Details of the proposed Affiliation of Premier with First Virginia are set forth in the accompanying Proxy Statement-Prospectus, which you are urged to read carefully in its entirety.

           Your Board of Directors has retained Scott & Stringfellow, Inc. ("Scott & Stringfellow") to act as its financial advisor in connection with the proposed Affiliation. As discussed in the accompanying Proxy Statement-Prospectus, Scott & Stringfellow has delivered to the Board of Directors its written opinion dated as of the mailing date of this Proxy Statement-Prospectus that the consideration to be received by Premier's stockholders pursuant to the Affiliation Agreement is fair to the stockholders of Premier from a financial point of view.

           Your Board of Directors has approved the Affiliation and the Affiliation Agreement, and has determined that they are in the best interests of Premier and its stockholders. Accordingly, the Board of Directors recommends that you vote FOR the proposal to approve the Affiliation.

           Approval of the Affiliation requires the affirmative vote of the holders of two-thirds of all outstanding shares of Premier common stock. It is important that your shares be represented at the Special Meeting, whether or not you plan to attend the meeting because an abstention or failure to vote will have the same effect as a vote against the Affiliation. Please complete, date, sign and return promptly the enclosed proxy card in the enclosed envelope. You may attend the Special Meeting and vote your shares in person if you wish, even though you have previously returned your proxy card.

           We hope you can attend the Special Meeting, and look forward to seeing you there.

                                                       Sincerely,



                                                       James R. Wheeling
                                                       President and Chief
                                                       Executive Officer

PREMIER BANKSHARES CORPORATION
29 COLLEGE DRIVE
BLUEFIELD, VIRGINIA 24605





                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                   May __, 1997


           A Special Meeting of Stockholders of PREMIER BANKSHARES CORPORATION ("Premier") will be held at the corporate headquarters of Premier on Friday, May , 1997 at 10:00 a.m., for the following purposes:

           1. To consider and vote on a proposal recommended by the Board of Directors of Premier to approve the affiliation and merger of Premier with and into First Virginia Banks, Inc. ("First Virginia"), as provided in and pursuant to the Agreement and Plan of Reorganization dated as of October 29, 1996 between Premier and First Virginia, and the related Plan of Merger also dated as of October 29, 1996 between Premier and First Virginia, copies of which are attached as Appendix A to the accompanying Proxy Statement-Prospectus.

           2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April __, 1997, are entitled to notice of and to vote at the Special Meeting and at any and all adjournments thereof.


                                           By Order of the Board of Directors

                                           James R. Wheeling
                                           President and Chief Executive Officer

  Dated:  April  __, 1997


       --------------------------------------------------------------------

          YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

       --------------------------------------------------------------------

                                 PROXY STATEMENT
                                   RELATING TO
                       SPECIAL MEETING OF STOCKHOLDERS OF
                         PREMIER BANKSHARES CORPORATION
                            TO BE HELD ON MAY __, 1997

                     - - - - - - - - - - - - - - - - - - - -

                                   PROSPECTUS
                         RELATING TO 3,624,295 SHARES OF
                                 COMMON STOCK OF
                           FIRST VIRGINIA BANKS, INC.

         This Proxy Statement-Prospectus is being furnished to the holders of shares of Common Stock, par value $2.00 per share ("Premier Common Stock"), of Premier Bankshares Corporation ("Premier"), a Virginia corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), in connection with the solicitation of proxies by the Board of Directors of Premier for use at the Special Meeting of Stockholders of Premier to be held at the corporate headquarters of Premier, 29 College Drive, Bluefield, Virginia 24605 on Friday, May __, 1997 at 10:00 a.m., and at any and all adjournments thereof (the "Special Meeting").

           This Proxy Statement-Prospectus relates to shares of Common Stock, par value $1.00 per share ("First Virginia Common Stock"), of First Virginia Banks, Inc. ("First Virginia"), a Virginia corporation registered under the BHCA, issuable in connection with the proposed affiliation and merger of Premier with and into First Virginia (such affiliation and merger are referred to herein as the "Affiliation"), pursuant to an Agreement and Plan of Reorganization dated as of October 29, 1996 between Premier and First Virginia and a related Plan of Merger also dated as of October 29, 1996 between Premier and First Virginia (collectively, the "Affiliation Agreement"). Upon consummation of the Affiliation, each outstanding share of Premier Common Stock will automatically be converted into .545 shares of First Virginia Common Stock. Cash will be paid in lieu of fractional shares of First Virginia Common Stock. The date on which the Affiliation is consummated is referred to herein as the "Effective Date."

           This Proxy Statement-Prospectus constitutes (i) a proxy statement for use in connection with the Special Meeting, at which the stockholders of Premier will be asked to consider and vote upon a proposal to approve the Affiliation pursuant to the Affiliation Agreement, and (ii) a prospectus covering the issuance in connection with the Affiliation of up to 3,624,295 shares of First Virginia Common Stock.

           The   information   presented  in  this  Proxy   Statement-Prospectus
  concerning Premier has been supplied by Premier and the information concerning First Virginia has been supplied by First Virginia.

                       - - - - - - - - - - - - - - - - - -

             THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS
        ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE
                  NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                  CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY
                               OR INSTRUMENTALITY.

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS
           HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       - - - - - - - - - - - - - - - - - -

           This Proxy Statement-Prospectus and the accompanying form of proxy are being furnished to Premier stockholders on or about April __, 1997.

                                TABLE OF CONTENTS

  AVAILABLE INFORMATION
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  SUMMARY
           The Special Meeting
           First Virginia
           Premier
           General Description of the Affiliation
           Vote Required
           Exchange Ratio
           Recommendation of the Premier Board of Directors
           Opinion of Premier's Financial Advisor
           Rights of Dissenting Stockholders
           Interests of Certain Persons in the Merger
           Conditions to the Affiliation
           Regulatory Review and Approvals
           Certain Federal Income Tax Consequences
           Accounting Treatment
           Termination
           Stock Option Agreement
           Amendment
           Effective Date
           Comparison of Stockholder Rights
           Market Prices
  SELECTED FINANCIAL DATA AND PER SHARE DATA
  THE SPECIAL MEETING
           General
           Date, Place and Time
           Purpose
           Record Date
           Vote Required
           Voting and Revocation of Proxies
           Solicitation of Proxies
  BACKGROUND AND RECOMMENDATION OF THE PREMIER BOARD OF DIRECTORS
           Background
           Recommendation of the Premier Board of Directors
           Opinion of Premier's Financial Advisor
  THE AFFILIATION
           Terms of the Affiliation
           Effective Date of the Affiliation
           Procedures for Exchange of Certificates
           Certain Federal Income Tax Consequences
           Accounting Treatment
           Conditions to Consummation of the Affiliation
           Regulatory Review and Approvals
           Conduct of Business Pending the Affiliation
           No Solicitation of Acquisition Proposals
           Waiver and Amendment
           Termination
           Stock Option Agreement
           Operations After the Effective Date
           Interests of Certain Persons in the Affiliation
           Effect on Employee Benefit Plans
           Resale of First Virginia Common Stock
           Rights of Dissenting Stockholders
  DESCRIPTION OF FIRST VIRGINIA CAPITAL STOCK
           Authorized Capital Stock
           Certain Provisions of First Virginia's Articles of Incorporation
             and First Virginia's Shareholder Rights Plan
  CERTAIN DIFFERENCES IN RIGHTS OF STOCKHOLDERS
           Size and Classification of the Board of Directors
           Election of Directors
           Voting Requirements
           Stockholder Power to Call a Special Meeting
           Notice of Special Meeting of Stockholders
           Authorized Stock
           Inspection of Stockholder Lists
           Indemnification
           Business Combination and Affiliation Statutes
           Power to Amend Bylaws
  EXPERTS
  LEGAL MATTERS

                              AVAILABLE INFORMATION


           First Virginia and Premier are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning First Virginia and Premier can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commissioner's Regional Offices in New York (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.) The SEC also maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically, including First Virginia and Premier, with the SEC at http:\\www.sec.gov. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005 for First Virginia and at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006 for Premier. As permitted by the Rules and Regulations of the SEC, this Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement-Prospectus is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by First Virginia with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), with respect to First Virginia Common Stock and to which reference is hereby made.

           No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Proxy Statement-Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by First Virginia or Premier. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor the distribution of any of the securities to which this Proxy Statement-Prospectus relates shall, at any time, imply that the information herein is correct as of any time subsequent to the date hereof.

  This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herewith. In the case of First Virginia, these documents are available, without charge, upon request from Thomas P. Jennings, Senior Vice President and Secretary, First Virginia Banks, Inc., 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336. Mr. Jennings' telephone number is 703/241-3655. In the case of Premier, these documents are available upon request from Jan Lutz, Investor Relations Department, Premier Bankshares Corporation, 29 College Drive, Bluefield, Virginia 24605. Requests may be directed to Ms. Lutz at (540) 322-2242. In order to ensure timely delivery of the documents, any request should be made by May, , 1997.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by First Virginia with the Commission under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement-Prospectus:

           (1) First Virginia's Annual Report on Form 10-K for the year ended December 31, 1996;

           (2) First Virginia's Current Report on Form 8-K as filed on November 14, 1996;

           (3) The description of First Virginia's Common Stock which is contained in its registration statement on Form 8-A as filed on February 23, 1971 under the Exchange Act;

           (4) The description of the Rights which is contained in First Virginia's registration statement on Form 8-A as filed under the Exchange Act with respect to the Rights on August 1, 1988; and

           (5) All documents filed by First Virginia pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting.

           The following  documents  filed by Premier with the Commission  under
  Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement-Prospectus:

           (1) Premier's Annual Report on Form 10-K for the year ended December 31, 1996; and

           (2) All documents filed by Premier pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting.

           Any statement contained in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Proxy Statement-Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus or any supplement hereto.

                                     SUMMARY


           The following is a brief summary of certain information contained elsewhere in this Proxy Statement-Prospectus. This summary should be read in conjunction with, and is qualified in its entirety by, the remainder of this Proxy Statement-Prospectus including the information incorporated herein by reference. Stockholders are urged to review carefully the entire Proxy Statement-Prospectus, including the Appendices.

  The Special Meeting

           The Special Meeting of Premier will be held at the corporate headquarters of Premier, 29 College Drive, Bluefield, Virginia 24605 at 10:00 a.m. local time on May , 1997. Only holders of record of Premier Common Stock at the close of business on April , 1997 will be entitled to notice of and to vote at the Special Meeting. Stockholders will be asked to consider and vote upon the Affiliation pursuant to the Affiliation Agreement which provides for the affiliation and merger of Premier with and into First Virginia. See "THE SPECIAL MEETING."

  First Virginia

           First Virginia is a registered bank holding company organized under the laws of the Commonwealth of Virginia in October, 1949. As of December 31, 1996, it had assets of approximately $8.236 billion, deposits of $7.043 billion and loans (net of unearned interest) of $5.365 billion.

           First Virginia currently owns all of the stock of 17 commercial banks, 11 of which are domiciled in Virginia, 4 in Maryland and 2 in Tennessee. First Virginia is engaged in the general commercial and consumer banking business and provides a full range of banking services to individuals, businesses and organizations through a network of over 350 branches. The principal executive office of First Virginia is located at 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336, telephone number (703) 241-3669.

  Premier

           Premier is also a bank holding company incorporated under the laws of the Commonwealth of Virginia and registered under the BHCA. Premier has three wholly owned banking subsidiaries, Premier Bank-South, N.A. whose main office is in Wytheville, Virginia; Premier Bank-Central, N.A., which is headquartered in Honaker, Virginia; and Premier Bank, N.A. which is headquartered in Tazewell, Virginia. Premier also has a trust company known as Premier Trust Company. As of December 31, 1996, Premier had assets on a consolidated basis of approximately $761 million, deposits of $666 million, and loans (net of unearned interest) of $492 million. The principal executive office of Premier is located at 29 College Drive, Bluefield, Virginia 24065, telephone number (540-322-2242).

  General Description of the Affiliation

           The terms and conditions of the Affiliation are set forth in the Affiliation Agreement, a copy of which is attached as Appendix A. Subject to regulatory and Premier stockholder approval and certain other conditions, on the date on which the Affiliation is consummated, Premier will merge with and into First Virginia, with First Virginia as the surviving corporation. All subsidiaries of Premier, including Premier Bank, N.A., Premier Bank-Central, N.A., Premier Bank-South, N.A., and Premier Trust Company will become subsidiaries of First Virginia. See "THE AFFILIATION - Terms of the Affiliation" and "Conditions to Consummation of the Affiliation."

  Vote Required

           Approval of the Affiliation by Premier stockholders requires the affirmative vote of two-thirds of the votes entitled to be cast by the holders of record of shares of Premier Common Stock. Holders of shares of Premier Common Stock will be entitled to one vote per share on the proposal to approve the Affiliation. As of the Record Date, there were outstanding and entitled to vote ______ shares of Premier Common Stock, each share being entitled to one vote. Premier's directors and executive officers and their affiliates had voting power with respect to ______ shares or approximately ______ of the shares of Premier Common Stock outstanding as of the Record Date. See "THE SPECIAL MEETING."

           Approval of the Affiliation by the stockholders of First Virginia is not required.

  Exchange Ratio

           If the Affiliation is consummated, stockholders of Premier will be entitled to receive for each share of Premier Common Stock held of record as of the Effective Date, .545 shares of First Virginia Common Stock. Premier stockholders will be entitled to receive cash in lieu of fractional shares of First Virginia Common Stock, based on the average of the closing prices of First Virginia Common Stock as reported by The Wall Street Journal under the heading "New York Stock Exchange - Composite Transactions" or any comparable heading then in use, for each of the last ten trading days ending on the Effective Date of the Affiliation. See "THE AFFILIATION - Terms of the Affiliation."

  Recommendation of the Premier Board of Directors

           The Board of Directors of Premier believes that the Affiliation and the Affiliation Agreement are in the best interests of Premier and its stockholders. In reaching its conclusion to approve the Affiliation and the Affiliation Agreement, the Premier Board of Directors considered a number of factors. Among other things, those factors included: the financial terms of the Affiliation; certain financial and other information concerning First Virginia, including its financial condition and historical record of strong profitability, and the pro forma increase in the historical earnings per share, book value per share and dividends per share that would be received by Premier Stockholders receiving First Virginia Common Stock pursuant to the Affiliation (although there can be no assurance that the historical or pro forma figures are indicative of future earnings, book value or dividends); other terms of the Affiliation; the opinion of Scott & Stringfellow as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Premier pursuant to the Affiliation Agreement; the possibility of an affiliation between Premier and certain other financial institutions; alternative strategic courses available to Premier, including remaining an independent financial institution; and the similarities in the business strategies of Premier and First Virginia that, in the view of Premier's Board of Directors, would improve the opportunity for enhanced profitability and stockholder value through the Affiliation.

           THE PREMIER BOARD OF DIRECTORS RECOMMENDS THAT PREMIER STOCKHOLDERS VOTE TO APPROVE THE AFFILIATION.

           See "BACKGROUND AND  RECOMMENDATION OF THE PREMIER BOARD OF DIRECTORS
  - Background" and "_ Recommendation of the Board of Directors."

  Opinion of Premier's Financial Advisor

           Scott & Stringfellow, which has served as financial advisor to Premier in connection with the Affiliation, will render its written opinion to Premier's Board of Directors dated as of the mailing date of this Proxy Statement-Prospectus that the consideration to be received by Premier's stockholders pursuant to the Affiliation Agreement is fair to the Premier stockholders from a financial point of view. A copy of this opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement-Prospectus. Premier stockholders are urged to read the opinion in its entirety. See "BACKGROUND AND RECOMMENDATION OF THE PREMIER BOARD OF DIRECTORS - Opinion of Premier's Financial Advisor."

  Rights of Dissenting Stockholders

           Under Virginia law, holders of Premier's Common Stock entitled to vote on the Affiliation and the Affiliation Agreement do not have dissenters' rights.

  Interests of Certain Persons in the Merger

           Certain members of Premier's management and Board of Directors have interests in the Affiliation in addition to their interests as stockholders of Premier. These include, among other things, their continued service as directors or officers, following the Affiliation, with First Virginia's subsidiary banks. See "THE AFFILIATION - Interests of Certain Persons in the Affiliation".

  Conditions to the Affiliation

           The respective obligations of Premier and First Virginia to consummate the Affiliation are subject to certain conditions, including, among other things, the requisite approval of the Affiliation by the stockholders of Premier, the absence of certain material adverse changes affecting Premier and its subsidiaries, the absence of certain material adverse changes affecting First Virginia and its subsidiaries, and the accuracy of, and compliance with, the respective representations, warranties, obligations and covenants of First Virginia and Premier in all material respects. Consummation of the Affiliation is also subject to receiving certain regulatory approvals. See "THE AFFILIATION - Conditions to Consummation of the Affiliation."

  Regulatory Review and Approvals

           Consummation of the Affiliation is subject to certain regulatory approvals by the Bureau of Financial Institutions of Virginia State Corporation Commission (the "Virginia Bureau") and the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Applications for such regulatory approvals have been filed with the Virginia State Corporation Commission and the Federal Reserve Board. See "THE AFFILIATION - Conditions to Consummation of the Affiliation" and " - Regulatory Review and Approvals."

  Certain Federal Income Tax Consequences

           It is intended that the Affiliation will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes. Accordingly, no gain or loss will be recognized for federal income tax purposes by a Premier stockholder (except with respect to cash, if any, received in lieu of a fractional share of First Virginia Common Stock) who exchanges his shares of Premier Common Stock solely for shares of First Virginia Common Stock pursuant to the Affiliation. The receipt of an opinion of Gentry, Locke, Rakes & Moore, counsel to Premier, to the effect that the Affiliation will qualify as a tax-free reorganization under Section 368(a) of the Code and as to certain other matters is a condition to Premier's obligation to consummate the Affiliation. PREMIER STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE AFFILIATION. For a more complete description of the federal income tax consequences of the Affiliation, see "THE AFFILIATION - Certain Federal Income Tax Consequences".

  Accounting Treatment

           The Affiliation is expected to be accounted for as a purchase in accordance with generally accepted accounting principles. See "THE AFFILIATION
  - Accounting Treatment".

  Termination

           The  Affiliation  Agreement  may be  terminated  and the  Affiliation
  abandoned,   at  any  time  prior  to  the  Effective   Date,   under  certain
  circumstances. See "THE AFFILIATION - Termination."

  Stock Option Agreement

           As an inducement and a condition of First Virginia entering into the Affiliation Agreement, Premier and First Virginia entered into a stock option agreement (the "Option Agreement") pursuant to which Premier granted First Virginia an option (the "Option") entitling it to purchase up to 1,323,350 shares (representing 19.9% of shares issued and outstanding before giving effect to the exercise of such Option) of Premier Common Stock under the circumstance described below, at a cash price per share equal to $20.00, subject to possible adjustment in certain circumstances. The Option may be exercised in whole or in part, upon the occurrence of a Purchase Event as defined in the Stock Option Agreement. The Stock Option Agreement is attached hereto as Appendix C. See also "THE AFFILIATION-Stock Option Agreement."

  Amendment

           The Affiliation Agreement may be amended at any time prior to the Effective Date (without a vote of stockholders) by written agreement approved by the Boards of Directors of Premier and First Virginia. However, subsequent to the Special Meeting, no amendment may be made in the exchange ratio which decreases the consideration to Premier stockholders without the approval of stockholders holding two-thirds of all issued and outstanding shares of Premier Common Stock.

  Effective Date

           The Effective Date of the Affiliation shall be the date specified in the Articles of Merger filed with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act.

  Comparison of Stockholder Rights

           Upon consummation of the Affiliation, Premier stockholders will become stockholders of First Virginia, which is also a Virginia corporation, and their rights as stockholders of First Virginia will be governed by Virginia law, First Virginia's Articles of Incorporation and First Virginia's By-laws. The rights of Premier stockholders differ from those of the holders of First Virginia Common Stock in a number of areas, including the purchase rights attached to each share of First Virginia Common Stock and the stockholder vote required for extraordinary transactions. See "CERTAIN
  DIFFERENCES IN RIGHTS OF STOCKHOLDERS and "DESCRIPTION OF FIRST VIRGINIA CAPITAL STOCK" for a description of the material differences between the rights of holders of First Virginia Common Stock and Premier Common Stock and a description of First Virginia capital stock.

  Market Prices

           Premier Common Stock is registered pursuant to Section 12 of the Exchange Act and approved for quotation on the NASDAQ System. Shares of First Virginia Common Stock are traded on the New York Stock Exchange. On October 28, 1996, the last trading day prior to the public announcement of the Affiliation Agreement, the closing price for First Virginia Common Stock on the New York Stock Exchange was $44.625 per share. On _________, the closing price for First Virginia Common Stock on the New York Stock Exchange was $______ per share. Because the market price of First Virginia Common Stock is subject to fluctuation, the market value of the First Virginia Common Stock that Premier stockholders will receive pursuant to the Affiliation may increase or decrease prior to the Effective Date of the Affiliation. Premier stockholders are urged to obtain current market quotations for First Virginia Common Stock. The following table shows the prices of First Virginia and Premier Common Stock as of October 28, 1996 and the equivalent pro forma price for First Virginia Common Stock as of that date (computed by multiplying the October 28th closing price of First Virginia Common Stock by .545).

                                       Historical                         Equivalent
                              ----------------------------                Pro Forma
                              Premier       First Virginia                Premier
                              -------       --------------                ----------
Common Stock....              $19.00           $ 44.625                   $24.32

                   SELECTED FINANCIAL DATA AND PER SHARE DATA

       The following table sets forth selected financial information and per share data on the dates and for the periods indicated of (a) Premier, historical and (b) First Virginia, historical. This table is qualified in its entirety by the financial statements appearing herein or incorporated by reference herein.

                                                   -----------------------------------------------------------------
                                                       1996         1995        1994            1993          1992
                                                   -----------------------------------------------------------------
                                                                 (In thousands, except per share data)
Premier Bankshares Corporation (Historical)
  Operating Revenue                                $   62,161  $   58,098   $   52,573      $   49,546    $   47,049
  Provision for Loan Losses                               880         315        1,144             857         1,151
  Net Income                                           10,151       9,211        9,006           9,519         8,260
  Net Income Per Share                                   1.53        1.39         1.35            1.43          1.25
  Book Value Per Share (Period-end)                     11.81       11.01         9.07            8.99          7.88
  Dividends Declared Per Share                           0.48        0.43         0.36            0.32          0.28
  Total Assets (Period-end)                           761,104     762,035      655,193         640,590       546,676
  Total Loans, net of unearned income                 497,928     405,999      366,704         337,952       306,210
  Total Deposits (Period-end)                         665,798     661,913      569,410         560,744       480,758
  Total Long-term Debt (Period-end)                       -           -          1,900             -             776

First Virginia Banks, Inc. (Historical) (1)
  Operating Revenue                                $  685,666  $  663,505   $  588,342      $  587,322    $  602,357
  Provision for Loan Losses                            17,734       8,341        6,463           6,450        17,355
  Net Income                                          116,341     111,599      113,221         116,024        97,473
  Net Income Per Share                                   3.50        3.28         3.51            3.57          3.02
  Book Value Per Share (Period-end)                     26.86       25.59        23.68           21.29         18.85
  Dividends Declared Per Share                          1.445        1.36         1.28            1.13          0.99
  Total Assets (Period-end)                         8,236,056   8,221,536    7,865,382       7,036,883     6,840,547
  Total Loans, net of unearned income               5,364,787   5,038,076    4,997,194       4,018,145     3,782,268
  Total Deposits (Period-end)                       7,042,650   7,056,107    6,815,841       6,136,389     6,013,746
  Total Long-term Debt (Period-end)                     3,876       2,710        3,814           1,008         5,227

The pro forma effect of the transaction
contemplated herein would not be material to First Virginia's financial position as of December 31, 1996 or the results of operations for the year then ended.

Premier Bankshares Corporation Equivalent Pro
  Forma .545 Shares First Virginia Banks, Inc.(2)
  Net Income Per Share                                  1.88
  Book Value Per Share                                 15.12
  Dividends Per Share (Period-end)                      0.79

               NOTES TO SELECTED FINANCIAL DATA AND PER SHARE DATA

(1) All per share information for First Virginia, historical, and Premier, historical, has been restated to reflect a three-for-two common stock split that was paid by First Virginia on July 27, 1992 and a four-for-three stock split paid by Premier On December 14, 1995.

(2) This data reflects the pro forma net income, book value and dividends per share of .545 shares of the First Virginia Common Stock which would be received in the affiliation assuming that Premier Common Stock was exchanged for First Virginia Common Stock. The computations are based on the exchange ratio of .545 shares of First Virginia Common Stock for 1.0 shares of Premier Common Stock.

                               THE SPECIAL MEETING

  General

           This Proxy Statement-Prospectus is being furnished to holders of shares of Premier Common Stock in connection with the solicitation of proxies by the Premier Board of Directors for use at the Special Meeting. Each copy of this Proxy Statement-Prospectus mailed to Premier stockholders is accompanied by a form of proxy for use at the Special Meeting.

           This Proxy Statement-Prospectus is also furnished by First Virginia to holders of shares of Premier Common Stock as a prospectus in connection with the issuance by First Virginia of shares of First Virginia Common Stock to be issued upon consummation of the Affiliation.

  Date, Place and Time

           The Special Meeting will be held at the corporate headquarters of Premier, 29 College Drive, Bluefield, Virginia on May , 1997 at 10:00 a.m.

  Purpose

           At the Special Meeting, Premier stockholders will consider and vote upon the proposal to approve the Affiliation and transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  Record Date

           The Premier Board of Directors has fixed the close of business on April _________, 1997 as the record date for the determination of Premier stockholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date").

  Vote Required

           As of the Record Date, there were outstanding _________ shares of Premier Common Stock.

           A quorum for the Special Meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of Premier Common Stock. Votes cast by proxy or in person at the Special Meeting will be tabulated in accordance with Virginia law by the inspectors of election appointed for the Special Meeting. Abstentions will be treated as present for purposes of determining the presence of a quorum.

           The Affiliation. Approval of the Affiliation by Premier stockholders requires the affirmative vote of two-thirds of the votes entitled to be cast by the holders of record of shares of Premier Common Stock. Holders of shares of Premier Common Stock will be entitled to one vote per share on the proposal to approve the Affiliation. Abstentions and failures to vote (including broker non-votes, i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will have the same effect as votes against the proposal to approve the Affiliation.

           Share Ownership. Premier's directors and executive officers and their affiliates, had voting power with respect to ________ shares or approximately __% of the shares of Premier Common Stock outstanding as of the Record Date. As of December 31, 1996, neither First Virginia nor the trust departments of First Virginia's subsidiary banks owned or held in any agent or fiduciary capacity any shares of Premier Common Stock. To First Virginia's best knowledge, as of December 31, 1996, directors and executive officers of First Virginia did not own any shares of Premier Common Stock.

  Voting and Revocation of Proxies

           Shares of Premier Common Stock as to which a proxy properly signed is received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, the shares of Premier Common Stock represented by the proxy will be voted FOR the proposal to approve the Affiliation. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary of Premier prior to or at the Special Meeting or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of Premier proxies should be addressed to: Premier Bankshares Corporation, 29 College Drive, Bluefield, Virginia 24605, Attention: Ellen Simpson, Secretary. Unless a stockholder votes or abstains in person at the Special Meeting, attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

           The Premier Board of Directors is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

  Solicitation of Proxies

           In addition to solicitation by mail, directors, officers and employees of Premier, who will not be separately compensated for such services, may solicit proxies from the stockholders of Premier, respectively, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of Premier Common Stock and to obtain authorizations for the execution of proxies; and if they in turn so request, Premier will reimburse such brokerage houses, nominees, fiduciaries and other custodians for their reasonable expenses incurred in doing so.

           Premier will bear its own expenses in connection with the solicitation of proxies for the Special Meeting, except that First Virginia will pay all printing expenses and filing fees incurred in connection with this Proxy Statement-Prospectus. See "THE AFFILIATION -- Expenses."


         BACKGROUND AND RECOMMENDATION OF THE PREMIER BOARD OF DIRECTORS

  Background

           Premier, a bank holding company headquartered in Bluefield, Virginia, has three commercial bank subsidiaries: the 13-office, $236-million Premier Bank-South, N.A. headquartered in Wytheville and serving Wythe, Roanoke, Grayson, Pulaski and Montgomery counties and the City of Galax; the 15-office, $317-million Premier Bank-Central, N.A. operating in Dickenson, Wise, Buchanan, Russell, Scott and Washington counties headquartered in Honaker; and the 9-office, $199-million Premier Bank, N.A., headquartered in Tazewell County.

           From time to time, the price of shares of Premier Common Stock traded in over-the-counter transactions disclosed to Premier lagged the market performance of common stocks of certain other comparable financial institutions in the Mid-Atlantic region. The Board of Directors of Premier monitored the price of Premier Common Stock, and was of the view that for much of the time since the beginning of 1990 the price did not appropriately reflect the financial performance of Premier or the underlying value of its franchise. Premier's Board of Directors attributed the fact to, among other things, the limited liquidity of Premier Common Stock.

           In September of 1996, First Virginia contacted Premier to discuss the possibility of an affiliation of Premier with First Virginia. After several meetings with representatives of Premier, First Virginia made an affiliation proposal by letter dated October 15, 1996. Following consideration of the proposal, Premier's Board of Directors approved a definitive merger agreement on October 29, 1996.

           The consideration agreed upon was .545 shares of First Virginia Common Stock for each share of Premier Common Stock (the "Exchange Ratio"), to be effected as a tax-free exchange. As of October 28, 1996, based on the closing price of First Virginia Common Stock on that date, the market value of .545 shares of First Virginia Common Stock was approximately $24.25. Subsequent increases in the market price of First Virginia stock have increased this value to as high as $29.98 as of March 11, 1997.

           At a meeting of the Board of Directors on October 28, 1996, Scott & Stringfellow, who the Board had retained as a financial advisor, presented its financial analysis of the offer of First Virginia, and reported that it would be able to render an opinion that the proposed consideration to be received by the stockholders of Premier under the terms of First Virginia's offer as negotiated was fair from a financial point of view (the "Fairness Opinion"). After considering the advice of its financial advisor and legal counsel at that meeting, the Board of Directors unanimously approved the proposal of First Virginia and authorized the execution and delivery of the Affiliation Agreement. The Affiliation Agreement was signed and delivered by Premier and First Virginia on October 29, 1996. Certain terms of the Affiliation and the execution of the Affiliation Agreement were announced in a joint press released on October 29, 1996. See "Recommendation of the Premier Board of Directors" and "Opinion of Premier's Financial Advisor."

  Recommendation of the Premier Board of Directors

           The Premier Board of Directors believes that the Affiliation and the Affiliation Agreement are in the best interests of Premier and its stockholders. As explained below, this conclusion is supported by the opinion of Scott & Stringfellow, its independent financial advisor. In reaching its conclusion to approve the Affiliation and the Affiliation Agreement, the Premier Board of Directors considered a number of factors. The Board of Directors of Premier did not assign any relative or specific weights to the factors considered. The material factors considered included:

                    (1) The Financial Terms of the Affiliation. The Board of Directors of Premier compared the financial terms of the Affiliation with those in other recent merger transactions involving bank holding companies of comparable size in the Mid-Atlantic region and in the United States as a whole. Based on this comparative analysis, and in view of historical and anticipated trading ranges for First Virginia Common Stock, the Premier Board of Directors concluded that the consideration to be received by Premier stockholders represented a fair multiple of Premier's per share book value and earnings. The Board of Directors also considered the premium included in the aggregate consideration to be received by all Premier stockholders (calculated as the difference between such aggregate consideration and Premier's total book value at March 31, 1994) as a percentage of Premier's core deposits. In addition, the Premier Board of Directors considered that, based on the Exchange Ratio and the Premier Board of Directors' belief that First Virginia is likely to continue paying dividends at approximately its current rate, the Affiliation would result in a substantial increase in the rate of dividends paid per share to Premier stockholders who receive shares of First Virginia Common Stock pursuant to the Affiliation, although there can be no assurance that current dividends are indicative of future dividends. See "SELECTED FINANCIAL DATA AND PER SHARE DATA" for comparative per share data and "Opinion of Premier Financial Advisor" for a discussion of this comparative information.

                    (2) Certain Financial and Other Information Concerning First Virginia. The Board of Directors of Premier considered numerous factors concerning First Virginia, including its financial condition and consistent historical record of strong profitability, asset quality and capital adequacy in comparison to other bank holding companies of comparable size in the Mid-Atlantic region and the nation. Premier's Board of Directors reviewed First Virginia's historical earnings per share, book value per share and dividends per share, and the pro forma increase in the historical earnings per share, book value per share and dividends per share that would be received by Premier stockholders' receiving First Virginia Common Stock pursuant to the Affiliation, although there can be no assurance that the historical or pro forma figures are indicative of future earnings, book value or dividends. The Premier Board of Directors also considered the marketability of First Virginia Common Stock, which is publicly traded on the New York Stock Exchange, as compared to Premier's Common Stock, which is traded on NASDAQ.

                    (3) Other Terms of the Affiliation. Premier's Board of Directors considered that the Affiliation would qualify as a tax-free reorganization under the Internal Revenue Code of 1996, as amended
           (the "Code"). See "THE AFFILIATION - Certain Federal Income Tax Consequences." In addition, the Board of Directors of Premier considered the benefits to the customers and employees of Premier's subsidiary banks and the communities they serve that would result from the agreement of First Virginia.

                    (4) Opinion of Premier's Financial Advisor. The Board of Directors of Premier considered the opinion of Scott & Stringfellow as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Premier pursuant to the Affiliation Agreement. See "Opinion of Premier's Financial Advisor."

                    (5) Other Possible Affiliation Partners. The Premier Board of Directors considered the possibility of affiliating with certain other financial institutions, the prospects of such other possible affiliation partners, and the likelihood that such other potential partners would be able to make an affiliation offer on terms comparable or superior to those of first Virginia's proposal. Based upon the foregoing considerations, and after consulting with its financial advisor, the Board of Directors of Premier concluded that none of the other possible affiliation partners considered by it would present the advantages that the Affiliation would provide, and as a result entered into the Affiliation Agreement.

                    (6) Alternative Strategic Courses Available to Premier. The Board of Directors of Premier considered other courses Premier could pursue as an alternative to an affiliation with another financial institution. These courses included maintaining the independent and previous strategic course of Premier and seeking growth and enhanced profitability through the acquisition of other financial institutions.

                    (7) Certain Other Considerations. The Premier Board of Directors considered the similarities between the business strategies and philosophies of First Virginia and Premier, and was of the view that these similarities would improve the opportunity for enhanced profitability and stockholder value through the Affiliation. The Board of Directors of Premier also considered that First Virginia's organizational structure of a parent bank holding company providing central controls and support for affiliate banks with substantial local autonomy would be likely to allow efficient integration of Premier's subsidiary banks into First Virginia's organization, thus serving the interests of Premier's stockholders.

  THE PREMIER BOARD OF DIRECTORS RECOMMENDS THAT PREMIER STOCKHOLDERS VOTE TO APPROVE THE AFFILIATION.

  Opinion of Premier's Financial Advisor

           The Premier Board of Directors retained the investment banking firm of Scott & Stringfellow to evaluate the terms of the Affiliation Agreement, and Scott & Stringfellow has rendered its opinion to the Premier Board of Directors that the terms of the Merger Agreement are fair from a financial point of view to the Premier Stockholders. In developing its opinion, Scott & Stringfellow reviewed and analyzed: (1) the Affiliation Agreement; (2) the Registration Statement; (3) Premier's audited financial statements for the three years ended December 31, 1996; (4) information regarding the trading markets for Premier Common Stock and First Virginia Common Stock and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, earnings, deposits and assets in certain bank and bank holding company mergers and acquisitions in Virginia in recent years; and (6) First Virginia's annual reports to stockholders and its financial statements for the three years ended December 31, 1996. Scott & Stringfellow has discussed with members of Premier's and First Virginia's management the background of the Affiliation, the reasons and basis for the Affiliation, and the business and future prospects of Premier and First Virginia individually and as combined entity. No instructions or limitations were given or imposed in connection with the scope of or the examination or investigations made by Scott & Stringfellow in arriving at its findings. Finally, Scott & Stringfellow has conducted such other studies, analysis and investigations particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. A copy of Scott & Stringfellow's opinion, which sets forth the assumptions made, matters considered and qualifications made on the review undertaken, is attached as Appendix B hereto and should be read in its entirety.

           Scott & Stringfellow evaluated the financial terms of the Affiliation using standard valuation methods, including comparable acquisition analysis, market comparable analysis, and dilution analysis.

           Comparable Acquisition Analysis.

           Scott & Stringfellow compared the relationship of prices paid to relevant financial data such as tangible net worth, assets, deposits and earnings in 28 bank and bank holding company mergers and acquisitions in Virginia since January 1, 1993, representing all such transactions known to Scott & Stringfellow to have occurred during this period involving bank and bank holding companies with the proposed Affiliation and found the consideration to be received from First Virginia to be within the relevant pricing ranges acceptable for such recent transactions. Specifically, based upon the most recent transactions either closed or announced in Virginia since January 1, 1993, other than the Merger, the average price to tangible book value in these transactions was 1.98 times, compared with 2.43 times for the Affiliation, the average price to earnings ratio was 17.08 times, compared with 15.39 times for the Affiliation, the average premium to deposits was 21.14% compared with 24.96% for the Affiliation, and the average premium to assets was 18.68% compared with 21.79% for the Affiliation. For purposes of computing the information with respect to the Affiliation, $24.32 per share of consideration for each share of Premier Common Stock was used.

           Market Comparable Analysis.

           Scott & Stringfellow analyzed the performance and financial condition of First Virginia relative to the Bank Group, which includes the following financial institutions: Centura Banks, Inc., CCB Financial Corporation,
  Central Fidelity Bank, Inc., First Citizens BancShares, Inc., Crestar Financial Corporation, F&M National Corporation, Jefferson Bankshares, Inc., Signet Banking Corporation, One Valley Bancorp Inc., United Bankshares, Inc., and Mercantile Bankshares Corp. Among the financial information compared was information relating to tangible equity to assets, loans to deposits, net interest margin, nonperforming assets, total assets, non-accrual loans, and efficiency ratio. Additional information compared for the trailing twelve-month period ended March 17, 1997, was (i) price to tangible book value ratio which was 2.17x for First Virginia, compared to an average of 2.16x for the Bank Group, (ii) price to earnings ratio which was 14.93x for First Virginia, compared to an average of 15.37x for the Bank Group, (iii) return on assets which was 1.43% for First Virginia, compared to an average of 1.22% for the Bank Group, and (iv) return on equity which was 13.38% for First Virginia, compared to an average of 13.40% for the Bank Group, and (v) a dividend yield of 2.87% for First Virginia, compared to an average of 2.84% for the Bank Group. Overall, in the opinion of Scott & Stringfellow, First Virginia's operating performance and financial condition were slightly better than the Bank Group average and First Virginia's market value was reasonable when compared to the Bank Group. Accordingly, Premier stockholders shall receive First Virginia Common Stock that is reasonably valued when compared to the Bank Group.

           Dilution Analysis.

           Based upon publicly available financial information on Premier and First Virginia, Scott & Stringfellow considered the effect of the transaction on the book value, earnings, and market value of Premier and First Virginia. The immediate effect on First Virginia was to decrease earnings by $0.06 per share or 1.71% and to increase book value by $0.89 or 3.31%. The effect on Premier under the same assumptions is to increase earnings $0.35 per share or 22.88%, to increase book value by $3.31 per share or 28.03%, to increase dividends by $0.31 or 64.58% and to increase the October 28, 1996 market value of Premier of $19.00 per share to $24.32. This dilution analysis takes into account the longer term benefits for the combined companies resulting from the combination. Scott & Stringfellow concluded from this analysis that the transaction would have a significant positive effect on Premier and the Premier Stockholders in that, dividends per share, net income per share, and the market value of First Virginia Common Stock to be received by the Premier stockholders, after giving effect to the Exchange Ratio, would represent a substantial increase in the historical dividends per share, net income per share, and market value of Premier Common Stock, although there can be no assurance that pro forma amounts are indicative of future results.

           The summary set forth above includes the material factors considered, but does not purport to be a complete description of the presentation by Scott & Stringfellow to Premier or of the analyses performed by Scott & Stringfellow. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, Scott & Stringfellow believes that its analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the process underlying the preparation of its opinion. As a whole, these various analyses, contributed to Scott & Stringfellow's opinion that the terms of the Affiliation Agreement are fair from a financial point of view to Premier stockholders.

           Scott & Stringfellow is a full service investment banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with financial institutions in Virginia, Maryland, North Carolina, the District of Columbia, and West Virginia on these and other matters. As part of its investment banking practice, it is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, and secondary distribution of listed and unlisted securities. Scott & Stringfellow was selected by the Premier Board based upon its expertise and reputation in providing valuation and merger and acquisition and advisory services to financial institutions.

                                 THE AFFILIATION

           This Proxy Statement-Prospectus describes certain aspects of the Affiliation Agreement. The description does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement, a copy of which is attached as Appendix A and is incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ THE AFFILIATION AGREEMENT IN ITS ENTIRETY.

  Terms of the Affiliation

           On the date on which the Affiliation is consummated (the "Effective Date"), the Affiliation will be effected by the merger of Premier with and into First Virginia, with First Virginia as the surviving corporation. The Articles of Incorporation and Bylaws of First Virginia as in effect immediately prior to the Effective Date will govern the surviving corporation until amended or repealed in accordance with applicable law, and the directors of First Virginia will be the directors of the surviving corporation.

           On the Effective Date, each outstanding share of Premier Common Stock will automatically be converted into .545 shares of First Virginia Common Stock (the "Exchange Ratio"). The Exchange Ratio will be proportionately adjusted for any stock split, stock dividend or other similar capital adjustments by First Virginia between the date of the Affiliation Agreement and the Effective Date. No fractional shares of First Virginia Common Stock will be issued pursuant to the Affiliation. Instead, the Affiliation Agreement provides that in the case of each Premier stockholder otherwise entitled to receive a fractional share of First Virginia Common Stock, First Virginia will pay to the stockholder cash (without interest) in an amount determined by multiplying the fraction of a share of First Virginia Common Stock the stockholder would otherwise be entitled to receive by the average of the closing prices per share of First Virginia Common Stock as reported by The Wall Street Journal under the heading "New York Stock Exchange - Composite Transactions" or any comparable heading for each of the last ten trading days ending on the Effective Date. No such holder shall be entitled to dividends, voting rights or any other rights of stockholders in respect of any fractional share.

           On the Effective Date, outstanding options to acquire Premier Common Stock ("Premier Options") shall be converted, based on the Exchange Ratio, into options to acquire First Virginia Common Stock ("First Virginia Options"). The exercise price per share of First Virginia Common Stock under a First Virginia Option shall be equal to the exercise price of Premier Common Stock under the Premier Option divided by the exchange ratio (rounded up to the nearest cent).

  Effective Date of the Affiliation

           As soon as practicable after the fulfillment or waiver of all conditions precedent to the consummation of the Affiliation contained in the Affiliation Agreement, Premier and First Virginia will execute and deliver Articles of Merger (the "Articles"), and will file the Articles with the Virginia State Corporation Commission (the "SCC"). The Affiliation shall become effective on such date (the "Effective Date") as set forth in the Articles as filed with the SCC. There can be no assurance as to whether or when the Affiliation will occur. See "Conditions to Consummation of the Affiliation" and "Regulatory Approvals."

  Procedures for Exchange of Certificates

           Promptly following the Effective Date, First Virginia or the Exchange Agent will mail to each stockholder of record of Premier a transmittal letter (the "Transmittal Letter") and instructions for the exchange of Premier stock certificates for new certificates representing the number of whole shares of First Virginia Common Stock which each stockholder is entitled to receive pursuant to the Affiliation. Upon surrender to the Exchange Agent of one or more certificates formerly representing shares of Premier Common Stock, together with a properly completed Transmittal Letter, there will be mailed to the holder a certificate or certificates representing the number of shares of First Virginia Common Stock into which those shares of Premier Common Stock were converted, together with a check for the cash amount (without interest) representing any fractional share of First Virginia Common Stock.

           Directors and executive officers of Premier and any other person constituting an "affiliate" of Premier for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") will be subject to certain restrictions on the transfer of shares of First Virginia Common Stock received by them pursuant to the Affiliation.

           All shares of First Virginia Common Stock into which shares of Premier Common Stock are converted pursuant to the Affiliation will be deemed issued as of the Effective Date. On and after the Effective Date, former holders of record of Premier Common Stock will be entitled to vote any shares of First Virginia Common Stock into which their shares have been converted, regardless of whether they have surrendered their Premier certificates. Until surrendered in accordance with the procedures described above, certificates for Premier Common Stock will be deemed for all corporate purposes of First Virginia to represent the number of whole shares of First Virginia Common Stock into which the shares of Premier Common Stock formerly represented thereby were converted. However, no dividend or distribution that becomes payable to holders of record of First Virginia Common Stock on or after the Effective Date will be paid to the holder of any Premier certificate until such holder physically surrenders such certificate, after which First Virginia will promptly pay all such dividends and distributions payable in respect of shares of First Virginia Common Stock represented thereby, without interest, except for any such dividends or distributions paid to any public official or authority pursuant to any abandoned property or similar law.

           PREMIER STOCKHOLDERS WHO DESIRE TO RECEIVE FIRST VIRGINIA COMMON STOCK FOR THEIR SHARES SHOULD NOT FORWARD THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS.

  Certain Federal Income Tax Consequences

           The following is a summary of the material federal income tax consequences of the Affiliation. This summary is provided for information purposes only and relates only to Premier's Common Stock held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the "Code") by persons who are citizens or residents of the United States. This summary does not discuss the tax consequences to categories of holders entitled to special treatment under the Code (including, without limitation, foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stocks and securities). No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Affiliation. Premier shareholders are urged to consult with their own tax advisors as to specific tax consequences to them of the Affiliation.

           A condition to the consummation of the Affiliation is the receipt of an opinion of Gentry, Locke, Rakes & Moore, counsel to Premier, to the effect that the Affiliation will be a "reorganization" within the meaning of Section 368(a) of the Code, and accordingly (i) no gain or loss will be recognized by Premier as a result of the Affiliation, (ii) no gain or loss will be recognized by Premier's shareholders upon the receipt of First Virginia Common Stock in exchange for Premier Common Stock in connection with the Affiliation (except as discussed below with respect to cash received in lieu of a fractional share of First Virginia Common Stock); (iii) the tax basis of First Virginia Common Stock (including any fractional share interest) received by a Premier shareholder in connection with the Affiliation will be the same as the basis in the Premier Common Stock surrendered in exchange therefor; (iv) the holding period of First Virginia Common Stock (including any fractional share interest) received by a Premier shareholder in connection with the Affiliation will include the holding period of the Premier Common Stock surrendered in exchange therefor, provided that the Premier Common Stock is held as a capital asset at the effective time of the Affiliation; and (v) cash received in lieu of a fractional share of First Virginia Common Stock will be traded as full payment in exchange for the fractional share.

           Gentry, Locke, Rakes & Moore's opinion will be based upon customary assumptions and representations regarding, among other things, the ownership of Premier Common Stock, the future ownership of First Virginia Common Stock and First Virginia's future business plans. One important assumption is that, at the Effective Date of the Affiliation, there will be no plan or intention by Premier shareholders to sell or otherwise dispose of more than 20 percent in the aggregate of the shares of First Virginia Common Stock received in the Affiliation. For purposes of that assumption, the sale or redemption of any shares of Premier Common Stock in anticipation of the Affiliation will be treated as a sale of the number of shares of First Virginia Common Stock that would have been received in exchange for such shares had they not been sold or redeemed.

           Gentry, Locke, Rakes & Moore's opinion will not be binding on the Internal Revenue Service or any court. If the Affiliation were determined not to qualify as a "reorganization" under Section 368(a) of the Code, the Affiliation would be treated as a taxable sale of assets by Premier and a taxable sale of stock by its shareholders.

           A Premier shareholder who receives cash in lieu of a fractional share of First Virginia Common Stock in the Affiliation will recognize gain (or loss) as if the fractional share had been received and then redeemed for the cash. The amount of gain or loss will equal the difference between the amount of cash and the shareholder's basis in the fractional share interest. In such event, any gain or loss recognized will be capital gain (or loss) if the Premier Common Stock is held by such shareholder as a capital asset at the effective time of the Merger.

           Virginia income tax law conforms to the federal income tax treatment of transactions such as the Affiliation. Accordingly, the federal income tax consequences described above will also apply for Virginia income tax purposes.

           THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS ANY STATE (EXCEPT VIRGINIA), LOCAL OR FOREIGN TAX ASPECTS OF THE AFFILIATION. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCLOSURE. EACH PREMIER SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE AFFILIATION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

  Accounting Treatment

           Upon consummation of the Affiliation, the transaction will be accounted for as a purchase in accordance with generally accepted accounting principles.

  Conditions to Consummation of the Affiliation

           The  Affiliation   will  be  consummated  only  if  approved  by  the
  affirmative vote of two-thirds of all the votes entitled to be cast by the holders of record of Premier Common Stock.

           The obligations of each of Premier and First Virginia to consummate the Affiliation are also subject to the satisfaction of certain other conditions prior to or at the Effective Date, including the following: (i) the receipt of all necessary regulatory approvals of the Affiliation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Virginia Bureau and the time period for Department of Justice review has expired without any intervention or threatened action by that department having been received; provided, however, that no approval or consent to be obtained from the Department of Justice, the Federal Reserve Board or the Virginia Bureau shall have imposed any condition or requirement which would materially impact the economic or business benefits to First Virginia of the transactions contemplated herein so as to render inadvisable the consummation of the Application; (ii) the approval by a majority of the entire Boards of Directors of Premier and First Virginia; (iii) the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part and the absence of a stop order suspending such effectiveness; (iv) the Affiliation Agreement shall have been submitted to the stockholders of Premier and approved by an affirmative vote of the holders of two-thirds of all the outstanding shares of Premier entitled to vote; and (v) Articles of Merger containing the provisions required by, and executed in accordance with the Virginia Stock Corporation Act (the "Articles of Merger") shall have been filed with the SCC. See "Regulatory Review and Approvals".

           In addition, the obligation of First Virginia to consummate the Affiliation is subject to certain further conditions, unless waived in writing by First Virginia, including the following: (i) the representations and warranties of Premier contained in the Affiliation Agreement must be accurate in all material respects as of the Effective Date, and Premier must have performed and complied with in all material respects all obligations and covenants required by the Affiliation Agreement to be performed or complied with by Premier on or prior to the Effective Date, (ii) the absence of any material adverse changes affecting Premier and its subsidiaries from September 30, 1996 to the Effective Date that, individually or in the aggregate, would have a "Material Adverse Effect" on Premier and its subsidiaries (in this context, "Material Adverse Effect" is defined in the Affiliation Agreement to mean an event, change or occurrence which, individually or in the aggregate, is reasonably likely to result in a reduction of the consolidated stockholders' equity of Premier and its subsidiaries as at September 30, 1996, or which has a material adverse impact on the ability of Premier to consummate the Affiliation), (iii) the receipt by First Virginia of a written opinion of Gentry, Locke, Rakes and Moore, counsel to Premier, dated as of the Effective Date, covering matters customary in transactions of this type, (iv) no action or proceeding against First Virginia, Premier or its subsidiaries or against consummation of the Affiliation shall have been commenced or threatened or any investigations or inquiries undertaken that might eventuate in such an action or proceeding, and (v) confirmation by an audit of Premier and its subsidiaries conducted by First Virginia that the consolidated stockholders' equity of Premier and its subsidiaries as of September 30, 1996 was not less than $76.5 million.

           The obligation of Premier to consummate the Affiliation is also subject to certain further conditions, unless waived in writing by Premier, including the following: (i) the representations and warranties of First Virginia contained in the Affiliation Agreement must be accurate in all material respects as of the Effective Date, and First Virginia must have performed and complied with in all material respects all obligations and covenants required by the Affiliation Agreement to be performed or complied with by First Virginia on or prior to the Effective Date, (ii) the absence of any material adverse changes affecting First Virginia and its subsidiaries from September 30, 1996 to the Effective Date that, individually or in the aggregate, would have a "Material Adverse Effect" on First Virginia and its subsidiaries (in this context, "Material Adverse Effect" is defined in the Affiliation Agreement to mean an event, change or occurrence which, individually or in the aggregate, is reasonably likely to result in a reduction of the consolidated stockholders' equity of First Virginia and its subsidiaries as of September 30, 1996, or which has a material adverse impact on the ability of First Virginia to consummate the Affiliation), (iii) the receipt by Premier of a written opinion of in-house counsel to First Virginia, dated as of the Effective Date, covering matters customary in transactions of this type, (iv) no action or proceeding against First Virginia, Premier or its subsidiaries or against consummation of the Affiliation shall have been commenced or threatened or any investigations or inquiries undertaken that might eventuate in such an action or proceeding, and (v) the receipt by Premier of an opinion from Scott & Stringfellow, dated as of the date the Premier Board approved their Agreement (and updated as of the mailing date of this Proxy Statement-Prospectus) that the Affiliation is fair to such stockholders from a financial point of view; provided, however, that whether or not the opinion concludes that he Affiliation is fair is not to be considered a condition precedent to closing by Premier.

  Regulatory Review and Approvals

           The Affiliation is subject to approval by the Federal Reserve Board under 3(a) of the BHCA. Under the BHCA, the Federal Reserve Board must withhold approval of the Affiliation if it finds that the Affiliation would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. In addition, the Federal Reserve Board may not approve the Affiliation if it finds that the effect of the Affiliation may be substantially to lessen competition or tend to create a monopoly, or if the Affiliation would in any other manner be in restraint of trade unless it finds that the anticompetitive effects of the Affiliation are clearly outweighed in the public interests by the probable effect of the transactions in meeting the convenience and needs of the communities to be served. In ruling upon the application for approval of the Affiliation, the Federal Reserve Board must also take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served.

           First Virginia has filed an application with the Federal Reserve Bank of Richmond for approval of the Affiliation under the BHCA.

           The Affiliation will not be consummated until the 15th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the Affiliation on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically orders otherwise.

           In response to a review made by the United States Department of Justice and the Federal Reserve Board concerning the competitive aspects of the Affiliation, First Virginia made certain commitments to both agencies concerning the divestitures of branches it will make if the Affiliation is consummated. These divestitures if they are consummated will not be material to the financial condition or results of operations of First Virginia following the Effective Date of the Affiliation.

           Pursuant to Section 6.1-383.1 of the Virginia Code, First Virginia has also filed with the Virginia Bureau a notice an application to acquire Premier. For a period of sixty days following receipt of the application, the Virginia Bureau will conduct an investigation for the purpose of determining whether: (1) the proposed acquisition would be detrimental to the safety and soundness to First Virginia or Premier; (2) First Virginia and its directors and officers are qualified by character, experience and financial responsibility to control and operate Premier; and (3) the proposed acquisition would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or shareholders of First Virginia or Premier. Once the investigation is completed, the Virginia Bureau has the right to disapprove the application or impose conditions on the acquisition. If the Virginia Bureau takes no action or its issues a notice of its intent not to disapprove the application, the acquisition may be consummated. The Virginia Bureau within 30 days of the filing may disapprove such an acquisition if it determines that the acquisition could affect detrimentally the safety or soundness of a Virginia bank. It must approve such acquisition within 45 days if it determines that the acquisition will not affect detrimentally the safety or soundness of a Virginia bank.

  Conduct of Business Pending the Affiliation

           The Affiliation Agreement provides that until the Effective Date, Premier and its subsidiaries will conduct their operations according to the ordinary and usual course of business consistent with current practices, use their best efforts to maintain their business organizations, employees and advantageous business relationships, and retain their executive officers.

           The Affiliation Agreement also provides that until the Effective Date, Premier and its subsidiaries will not, without First Virginia's prior written consent, (i) change their charters or bylaws, (ii) adjust, split, combine or repurchase their stock or grant any stock options or stock appreciation rights, (iii) pay any dividends or distributions with respect to their stock, except payment by Premier of quarterly cash dividends on Premier Common Stock at a rate up to $.14 per share per quarter (provided that Premier coordinates its dividend record and payment dates with First Virginia), (iv) enter into any contracts, incur any liabilities, make any capital expenditures or sell, lease or dispose of any property except in the normal course of business, (v) increase the compensation, fringe benefits or employee benefits of any of their directors, officers or employees, except increases and payments consistent with past practices and current compensation plans or otherwise not material, or (vi) merge or consolidate (or agree to do so) with any other corporation.

           The Affiliation Agreement also provides that First Virginia, Premier and its subsidiaries will jointly prepare and file applications for the necessary regulatory approvals of the Affiliation by the Federal Reserve Board and the Virginia Bureau. In addition, First Virginia and Premier each agreed to use its best efforts to secure the requisite regulatory approvals with respect to the Affiliation from the Federal Reserve Board and the Virginia Bureau. See "Regulatory Review and Approvals."

           Also, under the Affiliation Agreement, Premier agreed to use all reasonable efforts to obtain the written consents or approvals of all private third parties whose consent or approval is required, in connection with the transactions contemplated by the Affiliation Agreement, under the terms of any lease, mortgage, indenture or other agreement to which Premier or any of its subsidiaries is a party or by which any of their assets is bound.

  No Solicitation of Acquisition Proposals

           The Affiliation Agreement provides that, unless and until the Affiliation Agreement is terminated, Premier and its subsidiaries and representatives will not (i) solicit or initiate discussions with any person other than First Virginia concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving Premier or its subsidiaries (collectively, an "Acquisition Proposal"), (ii) provide any confidential information concerning Premier or its subsidiaries to any person in connection with an Acquisition Proposal, or (iii) enter into an agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets, except as described below. However, if Premier receives from a third party an unsolicited Acquisition Proposal and a majority of the full Board of Directors of Premier determines in good faith, upon advice of legal counsel, that the Board of Directors has a fiduciary duty to consider the Acquisition Proposal, then the Board of Directors may do so, and Premier is excused from the restrictions described in the preceding sentence in regard to that Acquisition Proposal. In such a case, the Affiliation Agreement provides that Premier will give written notice to First Virginia of Premier's intention to consider the Acquisition Proposal and of the material terms thereof at least five days before responding to the Acquisition Proposal, provided that if the terms of the Acquisition Proposal require a response by Premier in a shorter period then Premier will give such written notice to First Virginia within one business day after Premier's receipt of the Acquisition Proposal and Premier thereafter may respond to the Acquisition Proposal as it deems appropriate.

  Waiver and Amendment

           Any provision of the Affiliation Agreement benefitting one party may be waived by that party against which the waiver would be enforceable, but only in writing and subject to the requirements of applicable laws and regulations. In addition, any provision of the Affiliation Agreement may be amended (without a vote of stockholders) by written agreement approved by the Boards of Directors of Premier and First Virginia, provided that after the Special Meeting no amendment may be made in the exchange rate which decreases the Affiliation Consideration to Premier's stockholders without the approval of stockholders holding two-thirds of all outstanding shares of Premier Common Stock.

  Termination

           The Affiliation Agreement provides that at any time prior to the Effective Date, notwithstanding the approval of the Affiliation by the stockholders of Premier, the Affiliation Agreement may be terminated: (i) by mutual consent of the Boards of Directors of First Virginia and Premier, (ii) by the Board of Directors of either Premier or First Virginia (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Affiliation Agreement) in the event of a material breach by the other party of any representation or warranty contained in the Affiliation Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (iii) by the Board of Directors of either First Virginia or Premier (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement) in the event of a material breach by the other party of any covenant or agreement contained in the Affiliation Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (iv) by the Board of Directors of either First Virginia or Premier (provided that the terminating party is not then in material breach of any representation, warranty covenant or other agreement contained in the Agreement if (a) the Federal Reserve Board or the Virginia Bureau denies approval of the Affiliation and the time period for all appeals or requests for reconsideration has run or (b) the shareholders of Premier fail to vote their approval of the Agreement and the Merger; or (v) by the Board of Directors of either Premier or First Virginia in the event the Affiliation does not become effective within nine months of the date of the Affiliation Agreement, if the failure to consummate the Affiliation is not caused by any breach of the Affiliation Agreement by the party electing to terminate, (vi) by the Board of Directors of either Premier or First Virginia (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Affiliation cannot be satisfied or fulfilled within nine months of the date of the Affiliation Agreement, (vii) by the Board of Directors of First Virginia if the holders of more than 20% of the outstanding shares of Premier Common Stock file for appraisal rights under Virginia law, or (viii) by the Board of Directors of Premier if the average of the closing prices of First Virginia Common Stock as reported in The Wall Street Journal under the heading "New York Stock Exchange--Composite Transactions" declines to $34 per share or less for any period of twenty consecutive business days prior to the Effective Date, or
  (ix) by the Board of Directors of First Virginia, at any time prior to the 45th day after execution of the Affiliation Agreement in the event that First Virginia determines, after its audit of Premier and its subsidiaries, that the financial condition of Premier and its subsidiaries, taken as a whole as of the date of the completion of the audit, do not meet the standards described in Paragraph 6.3 of the Agreement or that a fact or circumstance exists or is reasonably likely to exist or result which materially and adversely impacts one or more of the economic benefits to First Virginia of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the merger.

           In the event of the termination of the Affiliation Agreement pursuant to the termination provisions thereof, the Affiliation Agreement will become void and have no effect, except that certain provisions of the Affiliation Agreement relating to expenses and confidentiality of information obtained pursuant to the Affiliation Agreement or in connection with the negotiation thereof will survive such termination. Neither First Virginia nor Premier will be relieved from liability for any breach of the Affiliation Agreement.

  Stock Option Agreement

           As an inducement and a condition to First Virginia entering into the Affiliation Agreement, Premier and First Virginia entered into the Option Agreement, pursuant to which Premier granted First Virginia an option entitling it to purchase up to 1,323,350 shares (representing 19.9% of the shares issued and outstanding before giving effect to the exercise of such Option) of Premier Common Stock under the circumstances described below, at a cash price per share equal to $20.00, subject to possible adjustment in certain circumstances (the "Purchase Price"). This description of the Option Agreement and the Option does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

           Notwithstanding anything to the contrary contained in the Option Agreement, in no event may the Total Profit (as defined below) of First Virginia exceed $8 million and, if it otherwise would exceed such amount, First Virginia, at its sole election, must either (a) reduce the number of shares of Premier Common Stock subject to the Option, (b) deliver to Premier for cancellation the shares of Premier Common Stock purchased pursuant to the Option, (c) pay cash to Premier or any combination thereof, so that First Virginia will not actually realize Total Profit in excess of $8 million after taking into account the foregoing actions. In addition, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $8 million; provided, however, that this limitation will not restrict any exercise of the Option permitted by the Option Agreement on any subsequent date.

           "Total Profit" generally means the aggregate amount (before taxes) of the following: (a) the amount received by First Virginia pursuant to Premier's repurchase of the Option (or any portion thereof), (b)(i) the amount received by First Virginia pursuant to Premier's repurchase of shares of Premier Common Stock purchased pursuant to the Option, less (ii) the purchase price for such shares, (c)(i) the net cash amounts received by First Virginia pursuant to the sale of Premier Common Stock purchased pursuant to the Option (or any other securities into which such shares may be converted or exchanged) to any unaffiliated party, less (ii) the purchase price of such shares, and (d) any amounts received by First Virginia on the transfer of the Option (or any portion thereof) to any unaffiliated party.

           "Notional Total Profit" generally means the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Premier Common Stock purchased pursuant to the Option held by First Virginia and its affiliates as of such date, were sold for cash at the closing sale price per share of Premier Common Stock as quoted on the NASDAQ National Market as of the close of business on the preceding trading day (less customary brokerage commissions).

           Subject to applicable law and regulatory restrictions, First Virginia may exercise the Option, in whole or in part, if, but only if, a Purchase Event (as defined below) occurs prior to the Option's termination, provided that First Virginia, at the time, is not in material breach of the Option Agreement or the Agreement. As defined in the Option Agreement, "Purchase Event" means either of the following events:

                    (a) without  First  Virginia's  written  consent,  Premier's authorizing, recommending, publicly proposing, or publicly announcing an intention to authorize, recommend, or propose or entering into an agreement with any third party to effect (i) a merger, consolidation, or similar transaction involving Premier or any of its subsidiaries (other than transactions solely between Premier's subsidiaries), (ii) except as permitted by the Agreement, the disposition, by sale, lease, exchange, or otherwise, of 15% or more of the consolidated assets of Premier and its subsidiaries or (iii) the issuance, sale, or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 15% or more of the voting power of Premier or any of its subsidiaries; or

                    (b) any third party's acquiring beneficial ownership, or the right to acquire beneficial ownership of, or the formation of any group (as defined under the Exchange Act) that beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Premier Common Stock.

  The Option will terminate upon the earliest of the following:

                    (a)     the Effective Date;

                    (b) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Agreement under certain circumstances involving a willful breach by Premier (a "Default Termination"));

                    (c) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event.

  As defined in the Option Agreement, "Preliminary Purchase Event" includes either of the following events:

                    (a) commencement or filing of a registration statement under the Securities Act by any third party of a tender offer or exchange offer to purchase any shares of Premier Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of Premier Common Stock (a "Tender Offer" or an "Exchange Offer," respectively); or

                    (b) failure of the stockholders of Premier to approve the Agreement at the meeting of such stockholders held for the purpose of voting on the Agreement, the failure to have such meeting or the cancellation thereof prior to termination of the Agreement, or the withdrawal or modification by Premier's Board of Directors in a manner adverse to First Virginia of the recommendation of the Board of Directors with respect to the Agreement, in each case, after public announcement that a third party (i) made, or disclosed an intention to make a proposal to engage in an acquisition transaction,
           (ii) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (iii) filed an application or given a notice under certain federal statutes for approval or consent to engage in an acquisition transaction.

           In the event of any change in Premier Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of securities subject to the Option, and the purchase price therefore, shall be adjusted appropriately. In the event that any additional shares of Premier Common Stock are issued after October 29, 1996 (other than pursuant to an event described in the preceding sentence), the number of shares of Premier Common Stock subject to the Option will be adjusted so that, after such issuance, it, together with any shares of Premier Common Stock previously issued pursuant to the Option Agreement, equals 19.9% of the number of shares then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

           Upon the occurrence of a Repurchase Event (as defined below) that occurs prior to the exercise or termination of the Option, at the request of First Virginia, delivered within 12 months of the Repurchase Event, Premier will, subject to regulatory restrictions, be obligated to repurchase the Option and any shares of Premier Common Stock therefor purchased pursuant to the Option Agreement at a specified price.

           As defined in the Option Agreement, "Repurchase Event" shall occur if
  (i) any person (other than First Virginia or any First Virginia subsidiary) shall have acquired actual ownership or control, or any "group' (as such term is defined under the Exchange Act) shall have ben formed which has acquired actual ownership or control of 50% or more of the then-outstanding shares of Premier Common Stock, or (ii) any of the following transactions is consummated: (a) Premier consolidates with or merges into any person, other than First Virginia or one of First Virginia's subsidiaries, and is not the continuing or surviving corporation of such consolidation or merger; (b) Premier permits any person, other than First Virginia or one of First Virginia's subsidiaries, to merge into Premier and Premier shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Premier Common Stock shall be changed into or exchanged for stock or other securities of Premier or any other person or cash or any other property or the outstanding shares of Premier Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or
  (c) Premier sells or otherwise transfers all or substantially all of its assets to any person, other than First Virginia or one of First Virginia's subsidiaries.

           In the event that prior to the exercise or termination of the Option, Premier enters into an agreement to engage in any of the transactions described in clause (ii) of the definition of Repurchase Event above, the agreement governing such transaction must make proper provision so that First Virginia will receive for each share of Premier Common Stock subject to the option an amount of consideration that would be received by a holder of Premier Common Stock in such transaction less the Purchase Price.

           After the occurrence of a Purchase Event, First Virginia may assign the Option Agreement and its rights thereunder in whole or in part.

           Upon the occurrence of certain events, Premier has agreed to file with the SEC and to cause to become effective certain registration statements under the Securities Act with respect to dispositions by First Virginia and its assigns of all or part of the Option and/or any shares of Premier Common Stock into which the Option is exercisable.

  Operations After the Effective Date

           On the date of the Affiliation, the banking subsidiaries of Premier as well as Premier Trust Company will continue to conduct their respective businesses as wholly owned subsidiaries of First Virginia. It is First Virginia's intention that by the end of 1997, Premier Bank-South, N.A. will be merged into First Virginia Bank-Southwest, Premier Bank, N.A. will be merged into First Virginia Bank-Clinch Valley and Premier Bank-Central, N.A. will be merged into First Virginia Bank-Mountain Empire. The current officers and directors of the Premier banking subsidiaries will continue to serve in their present capacities until those banks are merged into First Virginia's banking subsidiaries.

  Interests of Certain Persons in the Affiliation

           The Affiliation Agreement states that the President of Premier Bank-Central, N.A. will become the President and Chief Administrative Officer of First Virginia Bank-Mountain Empire; that the President of Premier Bank-South, N.A. shall become President of the Wytheville division of First Virginia Bank-Southwest; and the President of Premier Bank, N.A., shall become the President and Chief Administrative Officer of First Virginia Bank-Clinch Valley.

           The Affiliation Agreement also states that each member of the Board of Directors of Premier will become a director of either First Virginia
  Bank-Southwest, First Virginia Bank-Clinch Valley or First Virginia Bank-Mountain Empire.

           Premier currently has agreements with Charles C. Paschall, R. Luke Lively, Jerry Ocheltree, Jackson E. Reasor, Delphie E. Simpson, and John Robert Buchanan that could be characterized as "change-of-control agreements. Each of these agreements provides for payment of the executives "annual base salary" during the three years after the consummation of Premier's merger or sale, if the executive is (a) not employed by the merged bank in substantially his same position with compensation at least equal to the compensation being received at the time of the consummation" of the merger, and (b) this nonemployment is the result, directly or indirectly, of such merger or sale and the consequent restructuring of employer-employee relationships. The agreements for John Robert Buchanan and Delphie Simpson also provide that in addition to being employed in substantially the same position after the Affiliation, each must be employed in a specified geographic area. If there is a change in either requirement and the change results from the merger, then the merged entity must pay Buchanan or Simpson his/her salary at the time of the merger for the three years after the merger.

           James R. Wheeling, President and Chief Executive Officer of Premier, has entered into an employment agreement with First Virginia (which is contingent on consummation of the Affiliate) which supersedes his present change-of-control agreement with Premier dated September 22, 1993. Under his new agreement with First Virginia, on the Effective Date of the Affiliation, Wheeling will be employed by First Virginia Bank-Southwest as President and Chief Administrative Officer at a base annually salary of $154,000. Subject to the terms of the Agreement, First Virginia Bank-Southwest is required to employ Wheeling for a minimum period of three years from the Effective Date of the Affiliation. The terms of the Agreement provide that Wheeling has the option of resigning from his position at First Virginia Bank-Southwest during a thirty (30) day period exactly one year after the Effective Date of the Affiliation (provided he is still employed with First Virginia Bank-Southwest) and receiving a lump sum cash payment. If during the thirty (30) day period, First Virginia receives notice from Wheeling of his intent to resign, First Virginia must pay Wheeling the highest amount possible, but in no event in excess of $410,000, which would not subject such payment to excess parachute treatment under ss. 280G of the Internal Revenue Code. During the three year period beginning with the Effective Date of the Affiliation, Wheeling also could receive a cash payment if he is discharged, dies or resigns from his employment under certain circumstances. The Agreement also includes a noncompete provision.

  Effect on Employee Benefit Plans

           Following consummation of the Affiliation, employees of Premier and its subsidiaries will be eligible to participate in all of First Virginia's employee benefit programs provided they meet the eligibility requirements of those programs. Service with Premier and its subsidiaries will be considered service with First Virginia for purposes of determining eligibility, vesting and benefits under all such programs, except First Virginia's Post Retirement Medical Program and as otherwise described below.

           With respect to the First Virginia Pension Trust Plan, Premier's employees will receive credit for their prior service with Premier for purposes of determining eligibility and vesting under that Plan but not for determining accrued benefits. Premier's Defined Contribution Plan (which is a 401k Plan) will either be terminated or merged into First Virginia's Employees Thrift Plan (which is also a 401k Plan) at First Virginia's sole discretion.

           With respect to First Virginia's Nonqualified Profit Sharing Plan, all employees of Premier and its subsidiaries as of the effective date of the Affiliation shall be eligible to participate in that Plan and to participate in the benefits for the plan year of which the Affiliation is completed (which participation in the year of Affiliation will be prorated based on the period of time during that year that employees of Premier and its subsidiaries are covered by that Plan). To the extent eligible, Premier employees also may participate in the benefits under Premier's profit sharing plan for plan year 1996 and plan year 1997. Such benefits for 1997 will be prorated based on the period of time during that year that Premier's employees participated in that Plan. Benefits under both the First Virginia Employee Profit Sharing Plan and the Premier Profit Sharing Plan will not be paid before the end of 1997 to Premier employees who qualify for benefits under those Plans based on employment during 1997.

           Sick or vacation leave that has been accrued by employees of Premier and its subsidiaries will not be adversely effected by the Affiliation.

  Resale of First Virginia Common Stock

           The shares of First Virginia Common Stock issuable to stockholders of Premier upon consummation of the Affiliation have been registered under the Securities Act. Such shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Premier as that term is defined in the rules promulgated under the Securities Act. "Affiliates" are generally defined under rules promulgated by the Securities and Exchange Commission as persons who control, are controlled by or are under common control with Premier at the time of the Special Meeting. Accordingly, "affiliates" generally will include directors and executive officers of Premier. Shares of First Virginia Common Stock received by those stockholders of Premier who are deemed to be "affiliates" of Premier may be resold without registration as provided for by Rules 144 and 145, or as otherwise permitted, under the Securities Act. This Proxy Statement-Prospectus does not cover any resales of First Virginia Common Stock received by "affiliates" of Premier or by certain of their family members or related interests.

           Premier has agreed in the Affiliation Agreement to furnish to First Virginia such information as may be necessary to determine those persons who may be "affiliates" of Premier and to use its best efforts to cause each such person to enter into a written agreement with First Virginia providing that such "affiliate" will not resell any shares of First Virginia Common Stock to be received by such person pursuant to the Affiliation except in compliance with certain restrictions and the applicable provisions of the Securities Act and the rules promulgated thereunder.

  Rights of Dissenting Stockholders

           Under Virginia law, holders of Premier's Common Stock entitled to vote on the Affiliation and the Affiliation Agreement do not have any dissenter's rights.

                  DESCRIPTION OF FIRST VIRGINIA CAPITAL STOCK

  Authorized Capital Stock

           First Virginia is authorized to issue 60,000,000 shares of First Virginia Common Stock and 3,000,000 shares of preferred stock of a par value of $10.00 per share. As of December 31, 1996, there were approximately
  32,408,000 shares of First Virginia Common Stock and 33,951 shares of convertible preferred stock of First Virginia outstanding (the "First Virginia Preferred Stock").

           Holders of the First Virginia Common Stock are entitled to one vote per share on all matters presented to the stockholders. There is no provision for cumulative voting. Subject to the preferential rights of the holders of the First Virginia Preferred Stock, each holder of First Virginia Common Stock is entitled to receive a pro rata share of such dividends as may be declared by the Board of Directors out of the funds available therefor, and to share ratably in the net assets in event of liquidations. All of the shares of First Virginia Common Stock and First Virginia Preferred Stock which are issued and outstanding are fully paid and nonassessable. No holder of any share of First Virginia Common Stock has any preemptive right to purchase any security which First Virginia may hereafter issue, and the First Virginia Common Stock is not subject to any conversion rights, redemption provisions, or sinking fund provisions. First Virginia is prohibited from redeeming any of the First Virginia Common Stock if any First Virginia Preferred Stock dividends are in arrears.

           First Virginia Preferred Stock is divided into four series, Series A through Series D. Series A and B shares are convertible into one and one-half shares of First Virginia Common Stock and Series C shares are convertible into one and two-tenths shares of First Virginia Common Stock. These shares may be redeemed at the option of First Virginia for $10.00 per share. The Series D shares are convertible into one and one-half shares of First Virginia Common Stock and are redeemable at the option of First Virginia for $10.08 per share until March 15, 1995 and for $10.00 per share in each succeeding year thereafter. Series A shares carry an annual dividend of 5%, whereas Series B and C carry an annual dividend of 7% and Series D shares carry an annual dividend of 8%. The First Virginia Preferred Stock, regardless of series, is voting stock and unless otherwise required by law, each share is entitled to the same vote as each share of First Virginia Common Stock on all matters presented to stockholders. In the event of the voluntary dissolution of First Virginia, the then holders of shares of any of series of First Virginia Preferred Stock would receive the then redemption price of their shares plus accrued but unpaid dividends and interest, if any, unless there are insufficient assets to pay the same in which event they will be paid ratably in proportion to the amounts to which they are entitled. The same provisions are applicable in the event of involuntary dissolution except that the holders of First Virginia Preferred Stock would receive $10.00 per share plus accrued dividends and interest, if any, rather than the then effective redemption price.

  Certain Provisions of First Virginia's Articles of Incorporation and First Virginia's Shareholder Rights Plan

           First Virginia's Articles of Incorporation contain certain provisions which are of a type sometimes characterized, and under certain circumstances could operate, as anti-takeover provisions. These measures include staggered terms for directors and 80% vote requirements for stockholder approval of certain actions as described below. These provisions may have the effect of strengthening the position of incumbent management by making it more difficult to change the composition of the Board of Directors. In addition, with respect to a merger or other business combination, the 80% stockholder approval requirement may make it more difficult for stockholders who might wish to participate in a tender offer to do so.

           First Virginia's Articles of Incorporation (i) classify the Board into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year; (ii) increase to 80% the stockholder vote required to approve certain mergers, sales of assets, liquidations and other significant transactions involving First Virginia and any beneficial holder of five percent or more of First Virginia's voting stock unless the transaction is either (a) approved by at least a majority of the Continuing Directors (as that term is defined in the Articles of Incorporation), or (b) certain minimum price and procedural requirements are met; (iii) increase to 80% the stockholder vote required to remove directors, and (iv) prevent the circumvention of the foregoing provisions by increasing to 80% the stockholder vote required to repeal or amend the foregoing provisions of the Articles of Incorporation.

           First Virginia's Bylaws include a provision which requires that, in order to adopt, amend or repeal the Bylaws, an affirmative vote of a majority of First Virginia's Board of Directors or an affirmative vote of the stockholders holding 80% of the voting power of First Virginia Common Stock would be necessary. Under Virginia law, unless other provision is made in the Articles of Incorporation or Bylaws, a majority of the directors or a majority of the stockholders present entitled to vote may adopt, amend or repeal the Bylaws. First Virginia's Bylaws also provide that special meetings of stockholders may be called at the written request of the holders of 80% of the voting stock of First Virginia, or a majority of the Continuing Directors.

           On July 27, 1988 the Board of Directors of First Virginia adopted a Shareholder Rights Plan and declared a distribution of one right for each outstanding share of First Virginia Common Stock. The Shareholder Rights Plan is designed to protect shareholders against unsolicited attempts to acquire control of First Virginia whether through accumulation of shares in the open market or tender offers that do not offer what the Board believes to be an adequate price to all stockholders.

           The Shareholder Rights Plan provides for the distribution of one Stock Purchase Right (a "Right") as a dividend for each outstanding share of First Virginia Common Stock. Initially, the Rights are represented by and trade in tandem with the common stock certificates and the Rights are not exercisable. Each Right, when triggered, will entitle stockholders to buy $180.00 worth of capital stock of First Virginia for $90.00. The First Virginia Board of Directors determines the exercise price of the Rights. Purchased stock may be in the form of preferred stock of First Virginia or, at the election of First Virginia's Board of Directors, First Virginia Common Stock or a combination of preferred stock and First Virginia Common Stock. The Rights may be exercised only if a person or group acquires 20% or more of all outstanding shares of First Virginia Common Stock or announces a tender offer that would result in the ownership of 20% or more of all outstanding shares of First Virginia Common Stock. At such time, the Rights will begin to trade independently from the First Virginia Common Stock. At no time do the Rights have any voting power.

           Under certain circumstances involving the acquisition of 20% or more of all outstanding shares of First Virginia Common Stock, all Rights holders except the acquiror may purchase, at the exercise price, capital stock of First Virginia at a discounted price. If First Virginia merges with an acquiror that has acquired 20% or more of the outstanding shares of First Virginia Common Stock without Board approval of such stock acquisition, all Rights holders except the acquiror may purchase the shares of First Virginia Common Stock held by the acquiror at a similar discount.

           The Rights will expire on August 8, 1998. First Virginia Common Stock certificates issued after August 8, 1988 (including those issued to Premier stockholders pursuant to the Affiliation) contain or will contain a legend evidencing the existence of the Rights applicable to those shares.

           Each share of First Virginia Common Stock issued to a Premier stockholder in exchange for Premier Common Stock pursuant to the Affiliation will be subject to the Shareholder Rights Plan and will carry with it a Right as described above.

           The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire First Virginia (other than pursuant to a "permitted offer" as that term is defined in the Shareholder Rights Plan or with First Virginia's prior approval) without conditioning the offer on the Rights being redeemed or substantially all the Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by First Virginia (other than with an Acquiring Person as that term is defined under the Shareholder Rights Plan) because the Rights are redeemable under those circumstances at a nominal cost.

                  CERTAIN DIFFERENCES IN RIGHTS OF STOCKHOLDERS

           First Virginia is a Virginia corporation subject to the provisions of the Virginia Stock Corporation Act (the "VSCA"). Premier is also a Virginia corporation subject to the provisions of VSCA. Stockholders of Premier, whose rights are governed by Premier's Articles of Incorporation and By-Laws and by the VSCA, will upon consummation of the Affiliation, become stockholders of First Virginia. The rights of Premier's stockholders as stockholders of First Virginia will then be governed by the Articles of Incorporation and Bylaws of First Virginia and by the VSCA.

           Set forth below are certain differences between the rights of Premier stockholders under Premier's Articles of Incorporation and By-Laws, on the one hand, and the rights of First Virginia stockholders under First Virginia's Articles of Incorporation and Bylaws on the other hand, including with respect to, among other matters, (i) indemnification of directors, officers, employees and agents, and (ii) limitation of personal liability of directors. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to the VSCA, the Articles of Incorporation and By-Laws of Premier, and the Articles of Incorporation and Bylaws of First Virginia.

  Size and Classification of the Board of Directors

           Premier's Articles of Incorporation provide for the number of directors to be not less than five, no more than 25, as is fixed from time to time pursuant to the By-Laws. Premier's Articles of Incorporation divide the Board of Directors into three classes, with each class being elected for successive three-year terms. At present, Premier's Board of Directors is comprised of three classes consisting of an aggregate of 12 directors.

           First Virginia's Articles of Incorporation provide for the number of directors to be 15 unless otherwise fixed by the Bylaws, provided that the number of directors shall not be less than three nor more than thirty. The Board of Directors of First Virginia is also divided into three classes, each of which is elected for successive three-year terms. First Virginia's Bylaws currently provide for 15 directors divided into three classes as nearly equal in number as possible.

  Election of Directors

           Directors of both Premier and First Virginia are elected by a majority of votes cast at a meeting of stockholders, duly called and at which a quorum is present. The By-Laws of Premier provides that directors may be removed by the vote of a majority of all the shares of common stock at the time outstanding and having voting power at any meeting of stockholders. First Virginia's Articles of Incorporation provide that directors may only be removed by the vote of 80% of the stockholders entitled to vote on such action.

           Vacancies on Premier's Board of Directors created by removal may be filled by a majority of all the shares of common stock at the time outstanding and having voting power at any meeting of stockholders. Any vacancy of two or fewer arising among the Directors may be filled by the remaining Directors unless sooner filled by the stockholders. First Virginia's Articles of Incorporation provide that vacancies, whether created by death, resignation, retirement, disqualification or removal of a director or by increase in size of the Board, may be filled by the majority of directors then in office provided that directors may only fill up to two vacancies resulting from an increase in the size of the Board of Directors.

           Under First Virginia's Bylaws, a director must own in his sole name and have in his personal possession or control capital stock of First Virginia having an aggregate par value of not less than $1,000. Under Premier's By-Laws, directors must be stockholders of Premier.

  Voting Requirements

           Pursuant to the VSCA and First Virginia's Articles of Incorporation, a plan of merger or exchange (except in certain circumstances as described below) or a transaction involving the sale of all or substantially all of First Virginia's assets requires the vote of more than two-thirds of all votes entitled to be cast on such transaction by each voting group entitled to vote on the transaction, if (i) the proposed action has been approved and recommended by a majority of the directors then in office, (ii) the proposed action involves only First Virginia and a subsidiary of First Virginia or
  (iii) certain price conditions set forth in the Articles of Incorporation are met. The affirmative vote of holders of eighty percent (80%) of the outstanding shares entitled to vote is required if none of the conditions described above is met. Pursuant to First Virginia's Articles of Incorporation, except as otherwise provided in Articles V, X, and XI, the Articles of Incorporation may be amended by vote of a majority of all votes entitled to be case by each voting group entitled to vote on the amendment.

           Since Premier's Articles of Incorporation and Bylaws do not provide voting requirements in cases of mergers, shares exchanges or the sale of all or substantially all of Premier's assets, the voting requirements of the VSCA would apply. The VSCA requires that a plan of merger or share exchange or the sale of all or substantially all of the assets of a corporation must be approved by each voting group entitled to vote on the plan by more than two-thirds of all the votes entitled to be cast by that voting group. Upon consummation of the Affiliation, former Premier stockholders who receive First Virginia Common Stock will be subject to the rules applicable to First Virginia, pursuant to which any of the transactions described immediately above will require the approval of 80% of the outstanding shares of First Virginia Common Stock, unless one of the conditions is met.

           The VSCA does not require a stockholder vote of the surviving Virginia corporation in a merger if (i) the merger agreement does not amend the existing articles of incorporation of the surviving corporation such that the amendment would otherwise require shareholder approval, (ii) each outstanding share of capital stock of the surviving corporation before the merger is unchanged after the merger, and (iii) the number of voting or participating shares to be issued by the surviving corporation in the merger does not exceed 20% of the voting or participating shares, respectively, outstanding immediately prior to the merger.

  Stockholder Power to call a Special Meeting

           Under Premier's By-Laws, special meetings of the stockholders shall be held whenever called by the Chairman of the Board, the President, or by at least three of the Directors, or by stockholders holding at least 20 percent of the number of shares of common stock entitled to vote then outstanding. Under First Virginia's Bylaws, special meetings of the stockholders can be called by the president or secretary only at the written request of a majority of the directors, provided that, if as of the date of the request for such special meeting there is a Related Person (as defined in Article X of the Articles of Incorporation), such majority shall include a majority of the Continuing Directors (also as defined in Article X of the Articles of Incorporation), or by the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of First Virginia entitled to vote generally in the election of directors. Upon consummation of the Affiliation, no individual or group of former Premier stockholders who become holders of First Virginia Common Stock solely as a result of the Affiliation will own a sufficient number of shares of First Virginia Common Stock to call a special meeting of stockholders of First Virginia.

  Notice of Special Meeting of Stockholders

           Pursuant to First Virginia's Bylaws, notice of any special meeting of First Virginia stockholders must be mailed not less than 10 days, nor more than 60 days prior to the date fixed for the meeting. In the case of a special meeting called for the purposes of acting on an amendment to the Articles of Incorporation or plan of merger or similar transaction, notice shall be given not less than 25 days nor more than 60 days before the date of the meeting.

           Under Premier's By-Laws, notice for a special meeting of holders of Premier Common Stock must be provided not less than 10 days nor more than 50 days before the meeting. Notice of a stockholder's meeting to act on an amendment to the Articles of Incorporation, a reduction of stated capital, or a plan of merger or consolidation must be provided not less than 25 days nor more than 50 days before the date of such meeting.

  Authorized Stock

           First Virginia's Articles of Incorporation authorize the issuance of up to 60,000,000 shares of common stock and 3,000,000 shares of preferred stock. As of December 31, 1996, there were approximately 32,408,000 shares of First Virginia Common Stock and 64,700 shares of First Virginia Preferred Stock outstanding. Premier's Articles of Incorporation authorize the issuance of 10,000,000 shares of common stock and 2,000,000 shares of preferred stock. Currently, no preferred stock of Premier is outstanding. As of December 31, 1996, there were 6,650,083 shares of Premier Common Stock outstanding.

  Inspection of Stockholder Lists

           Under the VSCA, a stockholder of a corporation may inspect a list of that corporation's stockholders during the 10-day period prior to any stockholder meeting at the corporation's principal place of business or at the office of its transfer agent. Stockholders of record for at least six months or who hold at least 5% of all the outstanding shares may inspect the corporation's stockholder list at any time, provided that the appropriate request is made.

  Indemnification

           Under the VSCA, a Virginia corporation may indemnify a director or officer against liability if the director or officer conducted himself in good faith and believed that his official conduct was in the best interests of the corporation and all other non-official conduct was not opposed to the corporation's best interests, or in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding in which the director or officer is adjudged liable on the basis that he received an improper personal benefit. A director or officer also cannot be indemnified in connection with a proceeding by or in the right of the corporation in which the director or officer adjudged liable to the corporation. In addition, under the VSCA, any corporation may indemnify, including an indemnity with respect to a proceeding by or in the right of the corporation, and my provide for advances or reimbursement of expenses, to any director, officer, employee or agent that is authorized by the articles of incorporation or any bylaw approved by the stockholders or any resolution adopted, before or after the subject event, by the stockholders except an indemnity against (i) willful misconduct or (ii) a knowing violation of criminal law. To the fullest extent permitted by the VSCA, First Virginia's Articles of Incorporation require indemnification of all directors, advisory directors and officers of First Virginia, and permit indemnification of employees and agents of First Virginia and directors, advisory director, officers, employees and agents of subsidiaries and affiliates of First Virginia. Subject to the statutory exceptions, First Virginia's Articles of Incorporation eliminate liability of any director, advisory director or officer of First Virginia in connection with a proceeding by or in the right of the corporation or by or on behalf of its stockholders, unless the director, advisory director or officer engaged in wilful misconduct or knowingly violated any criminal or securities law.

           To the fullest extent permitted by the VSCA, Premier's Articles of Incorporation require indemnification of all directors, officers, and employees. Premier's Articles of Incorporation eliminate liability of any officer or director of Premier in connection with any proceeding brought by or in the right of Premier or by or on behalf of its stockholder.

  Business Combination and Affiliation Statutes

           The VSCA provides for restrictions on "affiliated transactions" (including, among other various transactions, mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions) with an "interested shareholder" (generally the beneficial owner of more than 10% of any class of the corporation's outstanding voting shares). During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved both a majority of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation's voting shares other than shares beneficially owned by the interested shareholder. The foregoing requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder's acquisition of voting shares making such person an interested shareholder prior to such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if (i) the transaction is approved by the holders of two-thirds of the corporation's voting shares, other than shares beneficially owned by the interested shareholder, (ii) the affiliated transaction has been approved by a majority of the disinterested directors, or (iii) subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to insure that all stockholders receive fair and equivalent consideration, regardless of when they tender shares.

           The First Virginia Articles of Incorporation provide that a "business combination" (as defined therein) shall require only the affirmative vote otherwise required by law if (i) it has been approved by a majority of First Virginia's directors (including a majority of all "Continuing Directors," as that term is defined in the Articles of Incorporation); or (ii) the business combination is solely between First Virginia and a subsidiary; or (iii) certain price conditions and procedures are satisfied. Premier has no analogous provision regarding business combinations.

  Power to Amend Bylaws

           The Articles of Incorporation of First Virginia provide that the power to adopt, alter, amend or repeal the Bylaws of First Virginia is vested in the Board of Directors except that the stockholders may adopt new bylaws, or alter, amend or repeal the Bylaws by the affirmative vote of holders of not less than 80% of the voting power of all of the then outstanding shares of capital stock of First Virginia entitled to vote generally in the election of directors.

           Premier has no analogous provision in its Articles of Incorporation or By-Laws. However, under the VSCA, Premier's Board of Directors or stockholders may amend or repeal Premier's Bylaws. In the case of the stockholders, this action could be taken at any stockholder meeting at which there is a quorum, if, with respect to a voting group, the votes cast favoring the action exceeds the votes cast opposing it.

                                     EXPERTS

           The consolidated financial statements of First Virginia included in First Virginia's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

           The consolidated financial statements included in this Proxy Statement-Prospectus by reference to the Annual Report (Form 10-K) of Premier for the three years ended December 31, 1996 have been audited by Persinger & Company, L.L.C., independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.



                                  LEGAL MATTERS

           The validity of the securities offered in connection with the Affiliation will be passed upon for First Virginia by Christopher M. Cole, Vice President and Assistant General Counsel of First Virginia. Certain legal matters in connection with the Affiliation will be passed upon for Premier by Gentry, Locke, Rakes & Moore, Roanoke, Virginia. In addition, certain tax matters will be passed upon by Gentry, Locke, Rakes & Moore.

                                                                      APPENDIX A











                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                           FIRST VIRGINIA BANKS, INC.

                                       and

                         PREMIER BANKSHARES CORPORATION






                                October 29, 1996

                                      INDEX

  ARTICLE 1. THE MERGER

  1.1      The Merger
  1.2      Effective Date and Closing Date
  1.3      Dissenting Premier Stockholders
  1.4      Employee Benefits
  1.5      Merger of Premier's Subsidiary Banks
  1.6      Agreement with James R. Wheeling
  1.7      Execution of Stock Option Agreement
  1.8      Certain Definitions

  ARTICLE II.  EVENTS PRECEDING EFFECTIVENESS.

  2.       Events

  ARTICLE III.  REPRESENTATIONS AND WARRANTIES.

  3.1  Representations and Warranties of Premier
  (a)      Organization and Authority
  (b)      Capital Structure
  (c)      Corporate Authority
  (d)      Subsidiaries
  (e)      Financial Statements
  (f)      Absence of Undisclosed Liabilities
  (g)      No Material Adverse Changes
  (h)      Tax Matters
  (i)      Property
  (j)      Litigation
  (k)      Contracts and Commitments
  (l)      Accuracy of Information Supplied
  (m)      Employee Benefit Plans
  (n)      Defined Benefit and Deferred Contribution Plans
  (o)      Environmental Matters
  (p)      Loan Portfolio
  (q)      Compliance with Laws
  (r)      Insurance
  (s)      Applicable Takeover Laws
  (t)      Charter Provisions
  (u)      Investment Advisers
  3.2      Representations and Warranties of First Virginia
  (a)      Organization, Standing and Power
  (b)      Capital Structure
  (c)      Authority
  (d)      Financial Statements
  (e)      No Material Adverse Change
  (f)      Accuracy of Information Supplied
  (g)      First Virginia Common Stock to be Issued
  (h)      Litigation

  ARTICLE IV.  CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

  4.1 Conduct of the Business of Premier and its Subsidiaries Prior to the Effective Date
  4.2      Forbearances
  4.3      No Solicitation
  4.4      Compliance with Tax-Free Provisions
  4.5      Access and Information
  4.6      Confidentiality
  4.7      Consents
  4.8      Meeting of Premier Stockholders
  4.9      Affiliates of Premier
  4.10     Insurance Applications
  4.11     Applications to the Virginia State Corporation
           Commissioner
  4.12     Federal Reserve Applications
  4.13     Changes Requested by First Virginia

  ARTICLE V.  COVENANTS OF FIRST VIRGINIA.

  5.1      Issuance of Stock and Payment of Cash
  5.2      Stock Adjustments
  5.3      Preparation of Registration Statement
  5.4      Application to the Virginia State Corporation
           Commission
  5.5      Federal Reserve Applications

  ARTICLE VI.  CONDITIONS PRECEDENT TO FIRST VIRGINIA'S OBLIGATIONS
               HEREUNDER

  6.1      Representations, Warranties
  6.2      No Adverse Changes
  6.3      Audit of Premier and its Subsidiaries
  6.4      Legal Opinion
  6.5      Events Preceding the Effective Date
  6.6.     No Adverse Proceedings

  ARTICLE VII.  CONDITIONS PRECEDENT TO PREMIER'S OBLIGATIONS
                HEREUNDER.

  7.1      Representations, Warranties and Covenants
  7.2      Events Preceding the Effective Date
  7.3      No Adverse Proceedings or Events
  7.4      No Adverse Changes
  7.5.     Legal Opinion
  7.6      Fairness Opinion

  ARTICLE VIII.  TAX OPINION AND RESTRICTIONS CONCERNING THE
                    RESALE OF FIRST VIRGINIA COMMON STOCK BY
                    AFFILIATES OF PREMIER

  8.1      Tax Opinion
  8.2      Restrictions on Affiliates

  ARTICLE IX.  TERMINATION, AMENDMENT AND SURVIVAL OF
                    REPRESENTATIONS.

  9.1      Amendment
  9.2      Termination
  9.3      Survival of Representations and Covenants
  9.4      Expenses
  9.5      Notices
  9.6      Entire Agreement in Effect
  9.7      General
  9.8      Governing Law

                      AGREEMENT AND PLAN OF REORGANIZATION



           THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated this 29th day of October, 1996 by and between FIRST VIRGINIA BANKS, INC. ("First Virginia"), a Virginia corporation with its main office at 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336 and PREMIER BANKSHARES CORPORATION ("Premier"), a Virginia corporation and a registered bank holding company, with its main office at 29 College Drive, Bluefield, Virginia 24605-1199 (First Virginia and Premier each being referred to herein as a "Party" and collectively referred to herein as "Parties").


                               W I T N E S E T H:


           WHEREAS, the Boards of Directors of First Virginia and Premier deem it advisable and in the best interests of the Parties and their stockholders that Premier be acquired by First Virginia through a merger (the "Merger") of Premier with and into First Virginia pursuant to a Plan of Merger in the form attached hereto as Exhibit A (the "Plan of Merger"); and

           WHEREAS, as an inducement for First Virginia to enter into this Agreement, Premier and First Virginia are entering into a Stock Option Agreement simultaneously with the execution and delivery of this Agreement pursuant to which Premier is granting to First Virginia an option to purchase shares of Premier Common Stock; and

           WHEREAS, the Parties desire to provide for certain undertakings, conditions, warranties, representations and covenants in connection with the transactions contemplated hereby.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the Parties agree as follows:


                                   ARTICLE 1.

                                   THE MERGER

           1.1 The Merger. Upon performance of all covenants and obligations of the Parties contained in this Agreement and upon the terms and conditions contained herein, on the Effective Date of the Merger, Premier shall be merged with and into First Virginia, pursuant to the Plan of Merger, the terms of which are incorporated herein by reference to the same extent as if fully set forth herein. The Plan of Merger provides for the terms of the Merger, the mode of carrying the same into effect and the basis and manner of converting the outstanding shares of Premier Common Stock, $2.00 par value per share (the "Premier Common Stock") into shares of First Virginia Common Stock, $1.00 par value per share (the "First Virginia Common Stock"). As a result of the Merger, each share of Premier Common Stock outstanding on the Effective Date (other than "Dissenting Shares" as hereinafter defined) will be converted into .545 shares of First Virginia Common Stock, proportionately adjusted for any stock split, stock dividends or other similar capital adjustments between the date of this Agreement and the Effective Date. No fractional shares of First Virginia Common Stock shall be issued to Premier stockholders. In lieu thereof, each Premier stockholder shall receive upon surrender of his Premier Common Stock an amount in cash equal to the amount of any fractional share he would otherwise be entitled to receive multiplied by the average of the closing prices per share of First Virginia Common Stock as reported by The Wall Street Journal under the heading "New York Stock Exchange--Composite Transactions" or any comparable heading then in use, for each of the last ten trading days ending on the Effective Date of the Merger.

           On the Effective Date of the Merger, outstanding options to acquire Premier Common Stock ("Premier Options") shall be converted, based on the exchange ratio stated above, into options to acquire First Virginia Common Stock ("First Virginia Options"). The exercise price per share of First Virginia Common Stock under a First Virginia Option shall be equal to the exercise price of Premier Common Stock under the Premier Option divided by the exchange ratio (rounded up to the nearest cent). All remaining Premier Options that were granted in 1995 and that are still outstanding and have not been vested as of the Effective Date shall become fully vested as of the Effective Date of the Merger in accordance with the terms and conditions of the Plan. Premier Options granted in 1996 shall vest in accordance with the vesting schedule in effect at the time those options were issued. First Virginia acknowledges that the Premier Options issued to directors in 1996 will fully vest prior to the Effective Date of the Merger in accordance with the Plan.

           1.2 Effective Date and Closing Date. The Effective Date of the Merger shall be the date specified in the Articles of Merger filed with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act. The Closing Date shall be the date when all documents, including officers' certificates, legal opinions, shareholder resolutions and agreements shall be exchanged between the parties hereto. The Closing Date shall be a date mutually agreed to by First Virginia and Premier but in any case shall be on or after the date of Premier's Special Meeting of Stockholders called to consider the Merger.

           1.3 Dissenting Premier Stockholders. Notwithstanding anything in this Agreement to the contrary, shares of Premier Common Stock which are issued and outstanding immediately prior to the Effective Date of the Merger and which are held by a stockholder who has exercised in accordance with applicable law the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Premier Common Stock ("Dissenting Shares" and the holders of Dissenting Shares being "Dissenting Stockholders") pursuant to the Virginia Stock Corporation Act ("VSCA") shall not be converted into or be exchangeable for the right to receive the consideration provided in
  Section 1.1 of this Agreement, unless and until such holder shall fail to perfect his right to receive payment of such fair value or shall have effectively withdrawn or lost such right. If such holder shall have so failed to perfect his right to receive payment of such fair value or shall have effectively withdrawn or lost such right, each of his shares of Premier Common Stock shall thereupon be deemed to have been converted into, at the Effective Date of the Merger, the right to receive shares of First Virginia Common Stock as provided in Paragraph 1.1. Prior to the Effective Date, Premier shall comply with all notice and other provisions of the VSCA and shall keep First Virginia fully advised thereof and shall give First Virginia prompt notice of any demands received from Dissenting Stockholders and the opportunity to participate in all negotiations and proceedings with respect to any such demands. Premier shall not, except with the prior written consent of First Virginia, voluntarily make any payment with respect to or settle any such demands for payment.

           1.4 Employee Benefits. Employees of Premier and its subsidiaries (each subsidiary of Premier is hereinafter referred to as "Subsidiary" or collectively as the "Subsidiaries") will be eligible to participate in all of First Virginia's employee benefit programs, provided they meet the eligibility requirements of those programs. Except for First Virginia's Post Retirement Medical Program, service with Premier and its Subsidiaries shall be considered service with First Virginia for purposes of eligibility, vesting and benefits under all these programs except as otherwise provided in paragraphs (a) and
  (c) below.

                    (a) Premier's employees will receive credit under the First Virginia Pension Trust Plan for their prior service with Premier for purposes of determining eligibility and vesting, but not for determining accrued benefits.

                    (b) Premier's Defined Contribution Plan (which is a 401k plan) will either be terminated or merged into the Employees Thrift Plan of First Virginia Banks, Inc. at First Virginia's sole discretion.

                    (c) With respect to First Virginia's Nonqualified Employee Profit Sharing Plan, all employees of Premier and its Subsidiaries as of the Effective Date of the Merger shall be eligible to participate in that plan and to participate in the benefits for the plan year in which the Merger is completed (which participation in the year of Merger will be pro-rated based on the period of time during that year that employees of Premier and its Subsidiaries are covered by that plan). To the extent eligible, Premier employees also may participate in the benefits under Premier's profit sharing plan for plan year 1996 (provided that the determination of the amount of such benefits and how such benefits are paid by Premier for plan year 1996 is consistent with the determination of the amount and how the benefits were paid in 1995) and plan year 1997. Such benefits for 1997 will be prorated based on the period of time during that year that they participated in the Plan. Benefits under both the First Virginia Employee Profit Sharing Plan and the Premier profit sharing plan will not be paid before the end of 1997 to Premier employees who qualify for benefits under those plans based on employment during 1997.

                    (d) Premier's executive officers may receive bonuses for calendar year 1996 under Premier's executive cash bonus plan provided that the total amount of such bonuses does not exceed $240,000 in the aggregate. Premier shall not pay its executive officers any bonuses for the period of time from January 1, 1997 until the Effective Date of the Merger. In lieu thereof, Premier's executives will be considered First Virginia executives under First Virginia's discretionary bonus program for the full calendar year of 1997 and may, at the discretion of First Virginia's Compensation Committee, receive bonuses for that year.

                    (e) Any sick or vacation leave that has been accrued by any employee of Premier or its subsidiaries as of the Effective Date shall not be disturbed.

           1.5 Merger of Premier's Subsidiary Banks. Following the effective date of the Merger, each of Premier's subsidiary banks shall be merged into a First Virginia subsidiary bank in their current geographic area or remain as a separate First Virginia member bank. The President of Premier and the Presidents of Premier Bank, N.A. and Premier Bank-Central, N.A. shall each become President and Chief Administrative Officer of one of the merged (or separate) banks while the Chief Executive Officers of those First Virginia subsidiary banks involved in the mergers with the Premier subsidiary banks will become Chairmen and Chief Executive Officers of the merged banks. The President of Premier Bank-South, N.A. shall become President of the Wytheville division of First Virginia Bank-Southwest. Each of the current members of the Board of Directors of Premier will become a director of one of the merged banks.

           1.6 Agreement with James R. Wheeling. Simultaneously with the execution of this Agreement by the Parties and as a condition thereto, James
  R. Wheeling shall execute and deliver to First Virginia a three year Employment Agreement superseding his existing Change-in-Control Agreement with Premier.

           1.7 Execution of Stock Option Agreement. Immediately after the execution of this Agreement by the Parties and as a condition thereto, Premier is executing and delivering to First Virginia a Stock Option Agreement under which First Virginia will have the option to purchase shares of Premier Common Stock.

           1.8 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                    (a) "material" means material to Premier or First Virginia (as the case may be) and its respective subsidiaries, taken as a whole, and determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement with respect to materiality shall determine materiality in that instance.

                    (b) "Material Adverse Effect," with respect to a Party, means an event, change or occurrence which, individually or in the aggregate with any other event, change or circumstance, (i) is reasonably likely to result in a reduction in the consolidated stockholders' equity of such Party and its subsidiaries, taken as a whole, as reflected in the consolidated balance sheet of such person as of September 30, 1996, or (ii) which has a material adverse impact on the ability of such Party and its subsidiaries to consummate the Merger contemplated by this Agreement.

                    (c)   "person"   includes   an   individual,    corporation,
  partnership, limited liability company, association, trust or unincorporated organization.

                    (d) "to the knowledge of" or "to the best of the knowledge of" Premier or First Virginia or similar phrases includes the knowledge of the current directors and the current executive officers after due inquiry (including the knowledge of the chief executive officer and chief financial officer after due inquiry) of Premier or First Virginia, as the case may be.


                                   ARTICLE II.

                         EVENTS PRECEDING EFFECTIVENESS.

           2. Events. On or before the Effective Date the following shall have occurred:

                    (a) a majority of the entire Boards of Directors of First Virginia and Premier shall have approved this Agreement;

                    (b) the Federal Reserve shall have approved the merger of Premier into First Virginia pursuant to the Bank Holding Company Act and the acquisition of all of Premier's Subsidiaries and the time period for Department of Justice review has expired without any intervention or threatened action by that department having been received;

                    (c) the Bureau of Financial Institutions of the Virginia State Corporation Commission shall have approved the Merger pursuant to the provisions of the Code of Virginia;

  provided,  however,  that no approval  or consent to be  obtained  pursuant to
  Section 2(b) or 2(c) shall have imposed any condition or requirement which would materially impact the economic or business benefits to First Virginia of the transactions contemplated herein so as to render inadvisable the consummation of the Merger;

                    (d) a registration statement on Form S-4 containing the proxy statement for Premier shall have been filed with the Securities and Exchange Commission (the "SEC") pertaining to the shares of First Virginia Common Stock to be issued in connection with this Agreement and the Plan of Merger (the "Registration Statement"), the Registration Statement shall have become effective, and no stop order shall have been entered with regard to such Registration Statement;

                    (e) this Agreement and the Plan of Merger shall have been submitted to the stockholders of Premier and approved by an affirmative vote of the holders of at least two-thirds of all the outstanding shares of Premier entitled to vote; and

                    (f) Articles of Merger containing the provisions required by, and executed in accordance with the Virginia Stock Corporation Act (the "Articles of Merger"), shall have been filed with the Virginia State Corporation Commission.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES.

           3.1 Representations and Warranties of Premier. Premier represents and warrants to First Virginia, to the best of the knowledge of Premier, the following:

                    (a) Organization and Authority. Premier is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia. Each of Premier's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Premier and its Subsidiaries have delivered to First Virginia complete and correct copies of (1) their charters and all amendments thereto to the date hereof and (2) their Bylaws as amended to the date hereof.

                    (b) Capital Structure.

                            (1) As of the date of this Agreement, the authorized
  capital stock of Premier consists of 10,000,000 shares of Common Stock, $2.00 par value per share. As of the date hereof, 6,650,083 shares of Premier Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable. Premier has authorized Preferred Stock but there are no shares of Preferred Stock outstanding. Except for options held by employees and directors pursuant to stock option plans and except for the stock option granted to First Virginia pursuant to the Stock Option Agreement of even date hereof, no other options to purchase Premier Common Stock have been issued.

                            (2)  Other  than  the  options  mentioned  above  in
  subparagraph 3.1(b((1), Premier has no commitments to issue or sell any such shares or any securities or obligations convertible into or exchangeable for such shares, or given any person the right to subscribe for or acquire any such shares and no securities or obligations representing such rights are outstanding.

                    (c) Corporate Authority. The execution of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Premier. This Agreement and the Plan of Merger are valid and binding obligations of Premier and no further corporate authorization on the part of Premier is necessary to consummate the transactions contemplated hereby or thereby except the approval of the stockholders of Premier pursuant to applicable law. Except as otherwise disclosed in writing to First Virginia, neither the execution and delivery of this Agreement and the Plan of Merger nor the consummation in accordance with the terms of the transactions contemplated hereby and thereby nor compliance by Premier or any of its Subsidiaries with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of their charters or bylaws or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Premier or any of its Subsidiaries is a party or by which Premier and its Subsidiaries or any of their properties or assets may be bound (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Premier or its Subsidiaries or any of their properties or assets in any instance in which such violation would have a Material Adverse Effect. Except as otherwise disclosed in writing to First Virginia, no consent is required in connection with the execution and delivery by Premier of this Agreement or the Plan of Merger except for the consents, approvals, and satisfaction of conditions hereinafter set forth and consummation by Premier and its Subsidiaries of the transactions contemplated hereby.

                    (d) Subsidiaries. Premier owns all the issued and outstanding shares of Premier Bank-Central, Premier Bank, N.A., Premier Bank-South, N.A., Premier Trust Company, Premier Bank Services Corporation and Professional Financial Services of Virginia, Inc. Premier has and will have on the Effective Date no other subsidiaries. However, Premier has pending the acquisition of Big Stone Gap Bank and Trust Company which will be merged into Premier Bank-Central, N.A. prior to the Effective Date.

                    (e)  Financial  Statements.  Premier has  delivered to First
  Virginia its 1995 Annual Report to Stockholders and Form 10-K and Premier has also delivered its Quarterly Report on Form 10-Q for the period ended September 30, 1996 which includes (1) Unaudited Consolidated Balance Sheet as of September 30, 1996 and Audited Consolidated Balance Sheet as of December 31, 1995; (2) Unaudited Consolidated Statements of Changes in Stockholders' Equity for the nine months ended September 30, 1996 and 1995; (3) Unaudited Consolidated Statement of Income for the nine months ended September 30, 1996 and 1995 and (4) the Unaudited Consolidated Statements of Cash Flow for the nine months ended September 30, 1996 and 1995 together with the Notes to those Consolidated Statements (the "Financial Statements"). Subject to required yearend adjustments and the absence of certain footnote information in the unaudited statements, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated or as more particularly set forth therein. The Unaudited Consolidated Balance Sheets included as a part of the Financial Statements present fairly as of September 30, 1996 the consolidated financial position and assets and liabilities of Premier. The Unaudited Consolidated Statements of Income present fairly the consolidated results of operations of Premier for the periods indicated.

                    (f) Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements or as disclosed in writing to First Virginia, neither Premier nor any of its Subsidiaries as of the date of this Agreement has any liabilities or obligations of any nature (other than contingent liabilities that have been disclosed in writing to First Virginia) that would have a Material Adverse Affect or any liabilities in the nature of employment contracts with, or agreements to pay bonuses to any of its directors, officers or employees, other than liabilities or obligations incurred in the ordinary course of business, none of which liabilities or obligations would have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries.

                    (g) No Material Adverse Changes. Since September 30, 1996, there has been no material adverse change in the assets or liabilities or in the business or condition (financial or otherwise) of Premier or its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries, which has not been previously disclosed to First Virginia.

                    (h) Tax Matters. Premier and its Subsidiaries have filed all tax returns required to be filed for each of the five years ended December 31, 1995, and have paid or set up an adequate reserve for the payment of all taxes required to be paid in respect of the periods covered by such returns and have set up an adequate reserve for the payment of all income, property, sales, employment, franchise or other taxes anticipated to be payable in respect of the period subsequent to the last of said periods and for the payment of all other taxes, except where the failure to do so would not have a Material Adverse Effect. Premier and its Subsidiaries will not have any material liability for any such taxes in excess of the amounts so paid or the reserve so established and Premier and its Subsidiaries are not delinquent in the payment of any material tax assessment or governmental charge. No material deficiencies for any tax assessment or governmental charge have been proposed, asserted or assessed against Premier and its Subsidiaries which would not be covered by existing reserves and, as of the date of this Agreement, no requests for waivers for the time to assess any such taxes are pending. All of the Premier's Subsidiaries have timely filed all information returns for customers required to be filed by the IRS and to the best of its knowledge, has complied with all IRS requirements regarding the certification of taxpayer identification numbers of customers and backup withholding, except where failure to do so would not have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries.

                    (i) Property.

                            (1) Premier and its  Subsidiaries  own all operating
  real properties reflected as owned by them in the Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever (collectively, "Encumbrances") that are material to the financial condition, results of operations or business of Premier and its Subsidiaries taken as a whole, except (i) liens for current taxes not yet due and payable, (ii) mortgages, deeds of trust or other Encumbrances reflected in the Financial Statements, (iii) such imperfections of title, easements and other Encumbrances as do not materially detract from or interfere with the present use of such operating real properties subject thereto or affected thereby, (iv) Encumbrances incurred in the ordinary course of business after the date of this Agreement with the written consent of First Virginia which shall not be unreasonably withheld, and (v) Encumbrances disclosed in writing to First Virginia.

                            (2) As of the date of this Agreement,  substantially
  all tangible real or personal property and assets material to the business operation or financial condition of Premier and its Subsidiaries on a consolidated basis which are owned by them or in which any of them has an interest (other than a security interest) are in substantially good operating condition and repair, ordinary wear and tear excepted.

                            (3)  All  leases   material   to  Premier   and  its
  Subsidiaries on a consolidated basis pursuant to which Premier and its Subsidiaries lease real property are valid and effective in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, and there is not, under any such leases, any material existing default by Premier and its Subsidiaries or any event which with notice or lapse of time or both would constitute such a material default.

                    (j) Litigation. Other than as has been set forth to First Virginia in writing, neither Premier nor any of its Subsidiaries is a party to any pending or, to the best of Premier's knowledge and belief, threatened claim, action, suit, investigation or proceeding, nor is subject to any order, judgment or decree except for matters which in the aggregate will not have and cannot reasonably be expected to have a Material Adverse Effect on Premier and its Subsidiaries. Except as previously disclosed in writing to First Virginia, neither Premier nor any of its Subsidiaries is subject to any agreement, memorandum or understanding or similar arrangement with any regulatory authority restricting its operations or requiring that certain actions be taken, and, neither Premier nor any of its Subsidiaries has received any notification from any governmental or regulatory authority, or the staff thereof, asserting that it is not in compliance with any statutes, regulations or ordinances which such authority enforces, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries. For the purposes of this paragraph, a threatened claim shall mean any claim which has been actually and overtly asserted against Premier or its Subsidiaries in a written communication delivered to an officer of Premier.

                    (k) Contracts and Commitments. Except as reflected in the Financial Statements or as previously disclosed in writing to First Virginia, neither Premier nor its Subsidiaries has as of the date hereof and, except to the extent consented to in writing by First Virginia, will not have on the Effective Date:

                            (1)  any  bonus,   stock  option   plans,   deferred
  compensation plans, profit-sharing, retirement arrangements or other fringe benefit plans (other than those terminable at will by Premier or a Subsidiary) nor any outstanding calls, commitments or agreements of any character requiring the issuance of shares of its capital stock;

                            (2)  any  debt   obligations   for  borrowed   money
  (including guaranties or agreements to acquire such debt obligations of others) except for debt obligations incurred or acquired in the ordinary course of its banking business;

                            (3) any outstanding  loans for any person other than
  those made in the ordinary course of Premier's banking business;

                            (4) any outstanding loan  participations with any of
  its directors, officers, stockholders or employees;

                            (5) any  agreement  for services or for the purchase
  or disposition of any equipment or supplies except those incurred in the ordinary course of business;

                            (6) any  lease  of  personal  property  with  annual
  rentals aggregating $50,000 or more;

                            (7) any  agreement or contract  with any third party
  for the provision of data processing or other services to Premier or its Subsidiaries which involves payment by Premier or its Subsidiaries of more than $5,000 per month and which (i) has more than six months to run from the date of this Agreement or (ii) may not be canceled by Premier or its Subsidiaries as appropriate on 180 days notice or less without penalty; and

                            (8)  any   outstanding   loans   to  its   officers,
  directors, significant stockholders (collectively "insiders"), or to firms, partnerships or corporations in which any insiders are partners, executive officers, directors or significant stockholders or to any entity which would be a "related interest" of an insider as defined in 12 C.F.R. Section 215.2(1) made at rates of interest more favorable or involving greater risks of collectibility than similar loans made to outsiders.

                    (l) Accuracy of Information Supplied. As of their respective filing dates, Premier's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1994 and proxy statement for 1996, and any other filings made from and after the date hereof with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such filings being collectively referred to herein as the "Premier Filings") complied in all material respects with the regulations of the SEC, and none of the Premier Filings, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The information which has been or will be supplied by Premier to First Virginia for inclusion in the Registration Statement or any amendment thereto pertaining to the transactions contemplated hereby (the "Registration Statement") filed with the Securities and Exchange Commission ("the "SEC") or the Prospectus contained therein (the "Prospectus"), at the time the Registration Statement becomes effective will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements not misleading, provided that information as of a later date shall be deemed to modify information of an earlier date.

                    (m) Employee Benefit Plans. Premier and its Subsidiaries have filed with the appropriate governmental authority, as to each employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), a true and correct copy of (i) the most recent annual report (Form 5500, 5500-C or 5500-R, as appropriate) filed with the Internal Revenue
  Service ("IRS"), (ii) each IRS favorable determination letter or opinion letter for each such Plan, as applicable, (iii) such Plan documents, (iv) each such Plan, (v) each applicable Summary Plan Description, and (vi) the most recent actuarial report or valuation relating to each tax-qualified Deferred Compensation Plan that was delivered to Premier or one of its Subsidiaries by the actuary or recordkeeper for such Plan.
                    (n) Defined Benefit and Deferred Contribution Plans. With respect to each defined benefit and defined contribution plan that Premier and/or its Subsidiaries have: (i) each plan substantially complies in all material respects with all applicable provisions of ERISA; (ii) all material reporting and disclosure requirements of ERISA imposed upon each plan have been substantially complied with, (iii) each plan has not engaged in any material transaction prohibited by Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code") for which an exemption is not applicable; (iv) the minimum funding standards in Section 302 of ERISA and Section 412 of the Code, do not apply with respect to each plan; (v) no material contributions to each plan from Premier are currently past due; (vi) each plan is not subject to any partial plan terminations; (vii) each plan does not have any material property (other than shares of Premier Common Stock) which does not have a readily ascertainable value; (viii) each plan does not own any employer security or real property as defined in ERISA
  Section 407 (other than shares of Premier Common Stock); (ix) no proceedings, investigation, filing, or other matters are pending before the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or other public or quasi-public body in connection with the plan except for such matters as may have been instituted by Premier by virtue of the Merger contemplated by this Agreement or which if adversely determined or resolved would not have a Material Adverse Effect on Premier and its Subsidiaries; and (x) each plan is qualified in all material respects under Section 401(a) and other applicable provisions of the Code.

                    (o) Environmental Matters. For purposes of this subsection, the following term shall have the indicated meaning:

                            "Environmental  Law"  means  any  federal,  state or
                    local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq; the Federal Water Pollution Control act, as amended, 33 U.S.C. ss. 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.ss. 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

           Except as otherwise disclosed in writing to First Virginia, neither Premier, any of its Subsidiaries, nor any properties owned or operated by Premier or any of its Subsidiaries or in which such entity has a security interest, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries. To the best knowledge of Premier after due inquiry, there are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to the liability of any properties owned or operated by Premier or any of its Subsidiaries or in which such entity has a security interest under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    (p) Loan Portfolio.  Except as disclosed in writing to First
  Virginia, each loan outstanding on the books of Premier's subsidiary banks (hereinafter referred to as the "Banks" or individually as the "Bank") is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, and was made substantially in accordance with the respective Bank's standard loan policies as in effect at the time made. The records of the Banks regarding all loans outstanding on its books are accurate in all material respects. The reserves for possible loan losses (subject to yearend adjustments) on the outstanding loans of the Banks and the reserves for the real estate owned by the Banks as reflected in the Financial Statements, have been established in accordance with generally accepted accounting principles and with the requirements of the OCC, and in the best judgment of the management of the Banks, are adequate to absorb all known and anticipated loan losses in the loan portfolio of the Banks, and any losses associated with other real estate owned or held by the Banks. Except for those loans disclosed to First Virginia, no loan in excess of $100,000 has been classified as of the date hereof by the Banks or regulatory examiners as "Other Loans Specifically Mentioned", "Substandard", "Doubtful" or "Loss". Except as has been disclosed to First Virginia, each loan reflected as an asset on the Financial Statements is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, and no defense, offset or counterclaim has been asserted with respect to any such loan.

                    (q) Compliance with Laws. Except as previously disclosed in writing to First Virginia, neither Premier nor any of its Subsidiaries (i) is in violation of any law, order or permit applicable to its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (ii) has received any notification or communication from any agency or federal, state or local government or any regulatory authority or the staff thereof (a) asserting that either Premier or its Subsidiaries is not in compliance with any law or order which such governmental authority or regulatory authority enforces, which noncompliance could reasonably be expected to have a Material Adverse Effect; or (b) threatening to revoke any material permits, or (c) requiring either Premier or its Subsidiaries (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding or (2) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

                    (r) Insurance. Premier and its Subsidiaries are presently insured, and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Premier and its Subsidiaries are in full force and effect, Premier and its Subsidiaries are not in material default thereunder, and all material claims thereunder have been filed in due and timely fashion, except where the failure to make any such claim or to have such insurance or bond coverage would not have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries. Premier and its Subsidiaries have no knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Premier and its Subsidiaries have no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any claim against it not fully covered (except to he extent of any applicable deductible) by the policies or binders referred to above except claims that would not have a Material Adverse Effect.

                    (s)  Applicable   Takeover  Laws.   Premier  has  taken  all
  necessary action to exempt the transactions contemplated by this Agreement from any applicable Virginia or federal takeover law.

                    (t) Charter Provisions. Premier has taken all action so that the entering into this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement will be exempt from any change in control or anti-takeover provisions of the Charter, Bylaws, or other governing instruments of Premier or any of its Subsidiaries and will not restrict or impair the ability of First Virginia to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any of Premier's Subsidiaries that may be acquired or controlled by First Virginia.

                    (u) Investment Advisers. Premier has retained no other investment adviser or investment banker or broker in connection with the Merger except for Scott & Stringfellow who Premier has retained to do a fairness opinion and to render certain investment advisory services for a total fee of no more than $250,000 (inclusive of all expenses).

           3.2 Representations and Warranties of First Virginia. First Virginia represents and warrants to Premier, to the best of the knowledge of First Virginia, as follows:

                    (a) Organization, Standing and Power. First Virginia is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly registered as a bank holding company under the Bank Holding Company Act.
                    (b) Capital Structure. As of September 30, 1996, and as shown by the 1996 Third Quarter Report to Stockholders, the authorized capital stock of First Virginia consisted of 60,000,000 shares of Common Stock, par value $1.00 per share, of which approximately 32,686,547 shares were issued and outstanding as of such date and 3,000,000 shares of Preferred Stock, par value $10.00 per share, of which 65,518 shares were issued and outstanding at such date. As of September 30, 1996, 593,637 shares of Common Stock were reserved: 95,325 for the conversion of Preferred Stock and 498,312 for stock options and stock appreciation rights and 387,977 for bank acquisitions. As of the date hereof and as of the Effective Date, all outstanding shares of capital stock of First Virginia have been validly issued and are fully paid and nonassessable.

                    (c) Authority. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of First Virginia, no approval of the stockholders of First Virginia is required to consummate the transaction herein and therein, and this Agreement and the Plan of Merger are valid and binding obligations of First Virginia. Neither the execution and delivery of this Agreement and the Plan nor the consummation of the transactions contemplated hereby or thereby, nor compliance by First Virginia with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of First Virginia's Articles of Incorporation or Bylaws, or a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument, or violation to which First Virginia is a party or by which it or any of its properties or assets may be bound in any instance in which such right of termination, cancellation or acceleration if exercised would have a Material Adverse Effect, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Virginia or any of its properties or assets in any instance in which such violation would have a Material Adverse Effect. Except for consents the lack of which would not have a Material Adverse Effect, no consent or approval by any governmental authority is required for the execution and delivery by First Virginia of this Agreement and the Plan of Merger except for the approval of all the applicable regulatory agencies and meeting of conditions hereinafter set forth, the consummation by First Virginia of the transactions contemplated hereby and thereby.

                    (d) Financial Statements. The consolidated financial statements of First Virginia contained in First Virginia's 1996 Third Quarter Report to Stockholders and heretofore delivered by it to Premier have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such financial statements. Each of the balance sheets contained in such statements presents fairly as of its date the consolidated financial condition and assets and liabilities of First Virginia. The income statements, statements of stockholders' equity and statements of changes in financial position contained in such statements present fairly the consolidated results of operations of First Virginia for the periods indicated.

                    (e) No Material Adverse Change. Since the date of the financial statements described in Section 3.2(d) above, there has been no material adverse change in the assets or liabilities or in the business or condition (financial or otherwise), results of operations or prospects of First Virginia that would have, individually or in the aggregate, a Material Adverse Effect on First Virginia and its Subsidiaries.

                    (f) Accuracy of Information Supplied. As of their respective filing dates, First Virginia's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1994 and proxy statement dated March 11, 1996, and any other filings made from and after the date hereof with the SEC pursuant to the Exchange Act (such filings being collectively referred to herein as the "First Virginia Filings") complied in all material respects with the regulations of the SEC, and none of the First Virginia Filings, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The information which has been or will be supplied by First Virginia for inclusion in the proxy statement to be distributed to the stockholders of Premier (the "Proxy Statement") in respect of the Merger or any amendment or supplement thereto will not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, that information of a later date shall be deemed to modify information of an earlier date.

                    (g) First Virginia Common Stock to be Issued. Each share of First Virginia Common Stock issued in connection with the consummation of the Merger to stockholders of Premier will be validly issued, fully paid and nonassessable.

                    (h) Litigation. Except as reflected in the First Virginia Filings, there are no actions, proceedings or investigations pending or, to the best of First Virginia's knowledge and belief, threatened against First Virginia or any First Virginia subsidiary which, if adversely determined, would have a Material Adverse Effect on the financial conditions or operations of First Virginia and its subsidiaries. Neither First Virginia nor any of its bank subsidiaries is subject to any agreement, memorandum of understanding or similar arrangement with any regulatory authority restricting its operations or requiring that certain actions be taken, and, neither First Virginia nor any of its bank subsidiaries has received any notification from any governmental or regulatory authority, or the staff thereof, asserting that it is not in compliance with any statutes, regulations or ordinances which such authority enforces, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on First Virginia and its Subsidiaries.


                                   ARTICLE IV.

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE.

           4.1 Conduct of the Business of Premier and its Subsidiaries Prior to the Effective Date. During the period from the date of this Agreement to the Effective Date, Premier and its Subsidiaries shall conduct their operations according to the ordinary and usual course of business consistent with current practices and use their best efforts to maintain and preserve their business organizations, employees and advantageous business relationships and retain the services of their executive officers.

           4.2      Forbearances.

                    During the period from the date of this Agreement to the Effective Date, neither Premier nor its Subsidiaries shall without the prior written consent of First Virginia:

                    (i) make any changes to their Charters or Bylaws;

                    (ii) adjust, split, combine or reclassify its Common Stock; make, declare or pay any dividend (except that Premier may declare or pay its normal dividend at a quarterly rate of $.14 per share on its regular quarterly payment dates, provided that Premier coordinates its dividend record and payment dates with First Virginia so that no Premier shareholder receives a dividend both from First Virginia and Premier for the same period) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of their capital stock or any securities or obligations convertible into or exchangeable for any shares of their capital stock, or issue (except upon the exercise of a Premier option or First Virginia's option), sell, pledge, encumber or authorize the issuance of any additional shares of Premier stock, or grant any stock options or stock appreciation rights or give any person any right or warrant to acquire any shares of their capital stock except for the stock option granted to First Virginia pursuant to the Stock Option Agreement of even date hereof;

                    (iii) enter any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

                     (iv) except as provided in Paragraph 1.6, increase in any manner the compensation or fringe benefits of any of their directors, officers, agents or employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such directors, officers, agents or employees or become a party to, amend or commit itself to any pension, retirement, profit sharing, welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or officer or other person other than payments consistent with past practices and current incentive compensation plans, increases which are not material and other increases consented to by First Virginia in writing;

                    (v) sell, assign, lease or otherwise transfer or dispose of any asset, property or equipment except in the normal course of business; or

                    (vi) merge or consolidate or agree to merge or consolidate with or into any other corporation, or acquire directly or indirectly, control over any corporation;

  provided, however, that notwithstanding anything stated in Section 4.2 above to the contrary, that Premier shall have the right (a) to amend any stock option plan to provide for the immediate vesting of the Premier Options granted in 1995 at the holder's option, (b) to pay executive cash bonuses and nonexecutive profit sharing plan benefits as provided under Section 1.4., and
  (c) to pay up to $4,000,000 to the shareholders of Big Stone Gap and Trust Company pursuant to the terms of that acquisition.

           4.3 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, from and after the date hereof neither Premier nor its Subsidiaries nor any of their executive officers, directors, or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with any person (other than First Virginia) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving Premier or its Subsidiaries (an "Acquisition Proposal") or disclose, directly or indirectly, to any person in connection with an Acquisition Proposal any information not customarily disclosed to the public concerning Premier or its Subsidiaries, afford to any other person access to the properties, books or records of Premier or its Subsidiaries in connection with an Acquisition Proposal or otherwise assist any person preparing to make or who has made such an Acquisition Proposal, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets, except in a situation in which a majority of the full Board of Directors of Premier has determined in good faith, upon advice of counsel, that such Board has a fiduciary duty to consider and respond to a bona fide Acquisition Proposal by a third party (which Acquisition Proposal was not directly or indirectly solicited by Premier or its Subsidiaries or any of their respective officers, directors, representatives, agents or affiliates after the date of this Agreement) and provides written notice of its intention to consider such Acquisition Proposal and the material terms thereof to First Virginia at least five days before responding to the Acquisition Proposal provided, however, that if such Acquisition Proposal by its terms requires a response in a shorter period, Premier shall provide such notice within one business day after it receives the Acquisition Proposal and may thereafter respond in an appropriate fashion. Premier and its Subsidiaries will promptly communicate to First Virginia the identity of the offeror and the terms of any Acquisition Proposal which it may receive in respect to any of the foregoing transactions.

           4.4 Compliance with Tax-Free Provisions. Neither Premier nor First Virginia shall take any action prior to or after the Effective Date of the Merger which would disqualify the Merger as a tax free reorganization under
  Section 368(a) of the Internal Revenue Code of 1986 as amended.

           4.5 Access and Information. Premier and its Subsidiaries will permit First Virginia to audit their books and records and First Virginia will advise Premier of the results of the audit within 45 days of the date of this Agreement. Such audit may include an examination of loan files, accounts receivable and accounts payable, tax returns, agreements, schedule of assets owned, investment portfolio and all other items deemed necessary by First Virginia. Premier and First Virginia will give to the officers, accountants, counsel and authorized representatives of the other Party access to its properties, books and records and those of its Subsidiaries and will furnish the other Party with such additional financial and operating data and other information as to its business and properties and those of its Subsidiaries as the other Party may from time to time request. Premier and its Subsidiaries and their officers and directors will cooperate with First Virginia and its representatives and counsel in the preparation of any documents or other materials which may be required in connection with the applications to the Federal Reserve Bank of Richmond and the Virginia State Corporation Commission and First Virginia's registration statement on Form S-4 as filed with the SEC or in connection with any other documents or materials required by any governmental agency, stock exchange or association of securities dealers. First Virginia will cooperate with and furnish such information to, and cause its directors and officers and those of its subsidiaries to cooperate with and furnish such information to, Premier as it may request in connection with the preparation of the proxy statement for the special meeting of the stockholders of Premier to consider the Merger. First Virginia shall return the results of its audit review to Premier's Board of Directors if First Virginia terminates this Agreement pursuant to Paragraph 9.2(g).

           4.6 Confidentiality. First Virginia and Premier shall cause its advisers and agents to maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Date of the Merger, each party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other party. In the event that either Premier or First Virginia should violate any of the terms of this paragraph, they agree that the party who is not in violation would have an inadequate remedy at law for such violation and may, therefore, seek an injunction without the necessity of bond, to prevent or halt any violation hereof and the parties hereto agree not to raise any defense that the party who is not in violation of this paragraph has an adequate remedy at law. Premier and First Virginia further acknowledge and agree that in the event of a violation of the terms and conditions of this paragraph that the party who is not in violation shall have any and all remedies available at law or equity and shall not be limited to the remedy of injunctive relief.

           4.7 Consents. From the date of this Agreement to the Effective Date, Premier will use all reasonable efforts to obtain the written consents or approvals of all private third parties whose consent or approval is required with regard to the transactions contemplated by this Agreement, under the terms of any lease, mortgage, indenture or other agreement to which Premier or any of its Subsidiaries is a party or by which any of their assets is bound.

           4.8 Meeting of Premier Stockholders. Premier will duly call and will convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable, will recommend approval of this Agreement to its stockholders, and will use its best efforts to obtain a favorable vote thereon. The calling and holding of such meetings and all transactions, documents and information related thereto will be in compliance with all applicable laws. The proxy statement for the stockholders' meeting of Premier will be contained in the Registration Statement.

           4.9 Affiliates of Premier. Premier will promptly (a) furnish to First Virginia and its counsel such information as may be necessary to determine those persons who may be deemed to be affiliates of Premier within the meaning of Rule 144 and Rule 145 under the Securities Act of 1933 and (b) use their best efforts to obtain from any person who may be deemed to be such an affiliate such undertakings and agreements substantially in the form of Exhibit B, attached.

           4.10 Insurance Applications. Premier and its Subsidiaries agree to complete and deliver to First Virginia within 30 days from the date of this Agreement the insurance applications necessary to include insurance coverage for the Subsidiaries' property, casualty and fidelity risks and include liability coverage for the Subsidiaries' directors and officers under First Virginia's directors and officers liability insurance policy.

           4.11 Applications to the Virginia State Corporation Commissioner. Premier and its Subsidiaries, jointly with First Virginia, will prepare and file with the Virginia State Corporation Commission applications requesting approval for First Virginia to acquire both Premier and its Subsidiaries pursuant to the provisions of Virginia law and will use their best efforts to secure favorable action by the State Corporation Commission on such applications.

           4.12 Federal Reserve Applications. Premier and its Subsidiaries, jointly with First Virginia, will prepare and file with the Federal Reserve, applications requesting approval for the Merger and will use its best efforts to secure favorable action by the Federal Reserve on such applications.

           4.13 Changes Requested by First Virginia. At the request of First Virginia, on the last business day prior to the Effective Date of the Merger Premier shall, and Premier shall cause each of its Subsidiaries to, establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, as may be necessary to conform the accounting and credit loss reserve practices and methods of Premier and its Subsidiaries to those of First Virginia (as such practices and methods are to be applied from and after the Effective Date of the Merger) and to First Virginia's plans with respect to the conduct of the business of Premier and the Banks following the Effective Date of the Merger. Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of Premier to not be true and accurate as of the Effective Date of the Merger.


                                   ARTICLE V.

                          COVENANTS OF FIRST VIRGINIA.

           5.1 Issuance of Stock and Payment of Cash. First Virginia will issue and deliver or cause to be delivered the shares of First Virginia Common Stock as called for by Paragraph 1.1 of this Agreement.

           5.2 Stock Adjustments. Nothing in this Agreement shall limit the right of First Virginia to issue or agree to issue any of its stock or other securities in any manner and for any consideration permitted by law prior to or after the Effective Date; provided, however, that if First Virginia takes any action which establishes prior to the Effective Date a record date or an effective date for a stock dividend on its common stock, a split-up, any combination of its common stock, or any distribution on shares of its common stock other than cash dividends, First Virginia will take all such action as shall be necessary in order that the Premier Common Stock will be converted in the Merger into additional shares of First Virginia Common Stock which would have been delivered to the holders of Premier Common Stock if the Merger had been made effective immediately before such record or effective date; provided, however, that there shall be no adjustment of First Virginia Common Stock by reason of First Virginia issuing or agreeing to issue, on such terms as it may determine, First Virginia Common Stock for cash or property, in exchange for shares of stock of any other corporation or on account of mergers or consolidations before, after or simultaneously with the consummation of the Merger.

           5.3 Preparation of Registration Statement. First Virginia will prepare the Registration Statement and any amendments thereto, file the Registration Statement with the SEC, use its best efforts to secure its effectiveness and promptly after the effective date of the Registration Statement, mail and deliver copies of the proxy statement contained therein to the Premier stockholders for use by its management to solicit proxies for use at its stockholder's meetings.

           5.4 Application to the Virginia State Corporation Commission. First Virginia, jointly with Premier, will prepare and file with the Virginia State Corporation Commission an application requesting approval for First Virginia to acquire Premier and its Subsidiaries and will use its best efforts to secure favorable action by the Virginia State Corporation Commission on such application.

           5.5 Federal Reserve Applications. First Virginia will prepare and file with the Federal Reserve, applications requesting approval for the Merger and will use its best efforts to secure favorable action by the Federal Reserve on such applications.


                                   ARTICLE VI.

         CONDITIONS PRECEDENT TO FIRST VIRGINIA'S OBLIGATIONS HEREUNDER.

           Unless waived in writing by First Virginia in its sole discretion, all obligations of First Virginia hereunder to effect the Merger shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

           6.1 Representations, Warranties. The representations and warranties of Premier herein contained shall be true in all material respects as of the Effective Date, shall be deemed made again at and as of the Effective Date and shall be true in all material respects as if so made again; Premier shall have performed all of the obligations and complied with all of the covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date in all material respects and First Virginia shall receive from Premier officers' certificates in such detail as First Virginia may reasonably request dated the day of the Effective Date and signed by the president, cashier or secretary to the foregoing effect.

           6.2 No Adverse Changes. There shall not have been any material adverse changes in the financial position, results of operations, assets, liabilities or business of Premier and its Subsidiaries, taken as a whole, from September 30, 1996, the date of the Financial Statements referred to in Paragraph 3.1(e) above, to the Effective Date, which changes, individually or in the aggregate, have or constitute a Material Adverse Effect on Premier and its Subsidiaries.

           6.3 Audit of Premier and its Subsidiaries. The audit of Premier and its Subsidiaries conducted pursuant to Paragraph 4.5 shall reflect stockholders' equity of Premier and its Subsidiaries on a consolidated basis of not less than $76.5 million, which was Premier's stockholders' equity as of September 30, 1996. For purposes of the audit and this Agreement, consolidated stockholders' equity shall be determined in accordance with generally accepted accounting principles applied on a consistent basis with Premier's prior financial statements. Deductions shall be made for any reserve required to reflect assets at their fair values and to provide for any liabilities that should be reflected as of the date of the audit.

           6.4 Legal Opinion. First Virginia shall have received a written opinion from outside counsel to Premier, in form reasonably satisfactory to First Virginia, which shall cover matters customary in transactions of this nature.

           6.5 Events Preceding the Effective Date. Each of the events set forth in Paragraphs 2(a)-2(f) shall have occurred.

           6.6. No Adverse Proceedings. No action or proceeding against First Virginia, Premier or its Subsidiaries or the consummation of the transactions contemplated by this Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that might eventuate in any such action or proceeding.


                                  ARTICLE VII.

            CONDITIONS PRECEDENT TO PREMIER'S OBLIGATIONS HEREUNDER.

           Unless waived in writing by Premier in its sole discretion, all obligations of Premier hereunder to effect the Merger shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

           7.1 Representations, Warranties and Covenants. The representations and warranties of First Virginia herein contained shall be true in all material respects as of the Effective Date, shall be deemed made again at and as of the Effective Date and shall be true in all material respects as if so made again. First Virginia shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date in all material respects and Premier shall have received from First Virginia an officer's certificate in such detail as Premier may reasonably request dated the Effective Date and signed by its president, cashier or secretary to the foregoing effect.

           7.2 Events Preceding the Effective Date. Each of the events set forth in Paragraphs 2(a)-2(f) shall have occurred.

           7.3 No Adverse Proceedings or Events. No action or proceeding against Premier or its Subsidiaries or First Virginia or the consummation of the transactions contemplated by this Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that might eventuate in any such action or proceeding.

           7.4 No Adverse Changes. There shall not have been any material adverse change in the financial position, results of operations, assets, liabilities or business of First Virginia and its Subsidiaries taken as a whole from September 30, 1996 to the Effective Date, which changes, individually or in the aggregate, have or constitute a Material Adverse Effect; provided, however, that a merger or acquisition or the announcement of a merger or acquisition involving First Virginia or a subsidiary of First Virginia and requiring the issuance of First Virginia Common or Preferred Stock or cash will not be considered for purposes of this section as an "adverse change" in the financial position, results of operations, assets, liabilities or business of First Virginia.

           7.5. Legal Opinion. Premier shall have received a written opinion, dated as of the Effective Date, of in-house counsel to First Virginia, in form reasonably satisfactory to Premier, which shall cover matters customary in transactions of this nature; and furthermore, that Premier shall have received a written tax opinion from counsel opining to the matters referred to Section
  8.1 herein.

           7.6 Fairness Opinion. Premier shall have received an opinion from Scott & Stringfellow dated as of the date the Premier Board approved this Agreement (and updated as of the mailing date for proxy materials for Premiers meeting of stockholders to approve the Merger), that the Merger is fair to such stockholders from a financial point of view; provided, however, that whether or not the opinion concludes that the Merger transaction is fair shall not be considered a condition precedent to Closing by Premier.


                                  ARTICLE VIII.

           TAX OPINION AND RESTRICTIONS CONCERNING THE RESALE OF FIRST
                 VIRGINIA COMMON STOCK BY AFFILIATES OF PREMIER

           8.1 Tax Opinion. First Virginia and Premier agree to jointly obtain a tax opinion (the "Tax Opinion") which opinion may be relied on by Premier and its stockholders to the effect that:

                    (a) the Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A) and Premier and First Virginia will each be "a party to a reorganization" within the meaning of Code Section 368(b);

                    (b) no gain or loss will be recognized by Premier or First Virginia upon the transfer of Premier's assets to First Virginia pursuant to the Merger and the assumption by First Virginia of the liabilities of Premier pursuant to the Merger;

                    (c) the gain, if any, realized by a holder of shares of Premier Common Stock upon receipt of shares of First Virginia Common Stock and/or cash in exchange for shares of Premier Common Stock pursuant to the Merger will be recognized but not in excess of the amount of cash received; and no loss will be recognized by those Premier stockholders who exchange their shares of Premier Common Stock for shares of First Virginia Common Stock pursuant to the Merger; and

                    (d) the basis of First Virginia Common Stock to be received by Premier stockholders will be the same as the basis of Premier Common Stock surrendered in exchange therefor and the holding period of the First Virginia Common Stock to be received by Premier stockholders will include the period during which Premier Common Stock surrendered in exchange therefor was held provided the Premier Common Stock was held as a capital asset by such Premier stockholder at the Effective Date.

           8.2 Restrictions on Affiliates. Each of the executive officers and directors of Premier shall, prior to or on the Effective Date, execute and deliver to First Virginia a written representation substantially in the form of Exhibit B of this Agreement to the effect that no disposition will be made by that person of any shares of First Virginia Common Stock received after the Effective Date except within the limits and in accordance with the applicable provisions of Paragraph C, E, F, and G of Rule 144 under the Securities Act of 1933.


                                   ARTICLE IX.

             TERMINATION, AMENDMENT AND SURVIVAL OF REPRESENTATIONS.

           9.1 Amendment. This Agreement and the Plan of Merger attached hereto may be amended at any time prior to the Effective Date; provided that any such amendment is in writing and is approved by the Board of Directors of each of the parties hereto and provided, further, that subsequent to the meeting in which this Agreement is approved by stockholders of Premier, no amendment shall be made in the exchange rate which decreases the consideration to Premier's stockholders without the approval of stockholders holding two-thirds of all issued and outstanding shares of Premier Common Stock.

           9.2 Termination. Notwithstanding any other provision to the contrary of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Premier, this Agreement and the Plan of Merger may be terminated and the Merger abandoned (without any obligation by First Virginia or Premier to renegotiate the Agreement) at any time prior to the Effective
  Date:

                    (a) By mutual consent of the Board of Directors of First Virginia and the Board of Directors of Premier; or

                    (b) By the Board of Directors of either Premier or First Virginia (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                    (c) By the Board of Directors of either First Virginia or Premier (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                    (d) By the Board of Directors of either First Virginia or Premier (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Agreement) if (i) the Federal Reserve Board or the Virginia State Corporation Commission deny approval of the Merger and the time period for all appeals or requests for reconsideration has run or (ii) the shareholders of Premier fail to vote their approval of the Agreement and the Merger; or

                    (e) By the Board of Directors of either Premier or First Virginia in the event the Merger should not become effective within nine months of the date of this Agreement, in each case only if the failure to consummate the Merger is not caused by any breach of the Agreement by the Party electing to terminate; or

                    (f) By the Board of Directors of either Premier or First Virginia (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled within nine months of the date of this Agreement; or

                    (g) By the Board of Directors of First Virginia, at any time prior to the 45th day after execution of this Agreement in the event that First Virginia determines, after its audit of Premier and its Subsidiaries referred to in Paragraph 4.5, that the financial conditions of Premier and its Subsidiaries, taken as a whole as of the date of completion of the audit, do not meet the standards described in Paragraph 6.3 or that a fact or circumstance exists or is reasonably likely to exist or result which materially and adversely impacts one or more of the economic benefits to First Virginia of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

                    (h) By the Board of Directors of First Virginia if more than 20% of the holders of Premier Common Stock file for appraisal rights under Virginia law; or

                    (i) By the Board of Directors of Premier if the average of the closing prices of First Virginia Common Stock as reported in The Wall Street Journal under the heading "New York Stock Exchange --Composite Transactions" or any comparable heading then in use declines to $34 per share or less for any period of twenty consecutive business days prior to the Effective Date.

  In the event of the termination of this Agreement and the Plan of Merger and the abandonment of the Merger pursuant to this Paragraph 9.2, other than the provisions of Paragraphs 4.6 and 9.4 which shall survive such termination, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of either Party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing contained in this Paragraph 9.2 shall relieve either Party from liability for any breach of this Agreement.

           9.3 Survival of Representations and Covenants. The respec-tive warranties, representations, obligations and agreements of the Parties hereto shall survive the Effective Date of the Merger.

           9.4 Expenses. Whether or not the transactions herein are consummated, First Virginia shall pay for all of its expenses and fees in connection with this Agreement and the Merger provided for herein and Premier shall pay for all of its expenses and fees including (a) all of their legal expenses and fees, and (b) all the expenses and fees of their advisors, including but not limited to their investment banker, their counsel and their accountant, in connection with the Merger.

           9.5 Notices. All notices, requests, demands and other communications under or connected with this Agreement shall be in writing and (a) if to First Virginia shall be addressed to First Virginia Banks, Inc. 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336, Attention: Barry J. Fitzpatrick, Chairman, President and Chief Executive Officer, with copies to its counsel, Christopher M. Cole, Vice President and Assistant General Counsel and (b) if to Premier shall be addressed to Premier Bankshares Corporation, James R. Wheeling, President and Chief Executive Officer, P.O. Box 1199, Bluefield, Virginia 24605, with copies to its counsel, William R. Rakes, Esquire, Gentry, Locke, Rakes and Moore, 10 Franklin Road, S.E., P.O. Box 40013, Roanoke, Virginia 24038-0013.

           9.6 Entire Agreement in Effect. This Agreement, including Exhibits A and B, is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated hereunder. This Agreement including the Plan of Merger attached hereto supersedes any and all other prior understandings and agreements between the Parties hereto and it may not be changed, waived, discharged or terminated orally but only in writing by a party against which enforcement of the change, waiver, or discharge or termination is sought.

           9.7 General. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and the Plan of Merger attached hereto may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which shall become one and the same instrument. This Agreement and the Plan of Merger attached hereto shall inure to the benefit of and be binding upon the parties hereto and their respective successors; it shall not be assigned.

           9.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Virginia.

           IN WITNESS WHEREOF, First Virginia and Premier have caused this Agreement to be duly executed by their respective chairmen or presidents and their respective seals to be hereunto affixed and attested by their respective cashiers or secretaries thereunto duly authorized as of the date first written above.


  ATTEST:                         FIRST VIRGINIA BANKS, INC.



  /s/Thomas P. Jennings           By    /s/Barry J. Fitzpatrick
  ----------------------------          ----------------------------------------
  Thomas P. Jennings,                   Barry J. Fitzpatrick, Chairman,
  Senior Vice President and             President and Chief Executive
  Secretary                             Officer



  ATTEST:                         PREMIER BANKSHARES CORPORATION



  /s/Ellen Simpson                By    /s/James R. Wheeling
  ----------------------------          ----------------------------------------
  Ellen Simpson,                        James R. Wheeling
  Corporate Secretary                   President and Chief Executive
                                        Officer

                                                                       EXHIBIT A

                                 PLAN OF MERGER

                                       OF

                         PREMIER BANKSHARES CORPORATION

                                      INTO

                           FIRST VIRGINIA BANKS, INC.


           1. The Parties. Premier Bankshares Corporation, a Virginia corporation ("Premier") shall merge with and into First Virginia Banks, Inc. (the "Merger"), a Virginia corporation ("First Virginia") (collectively referred to herein as the "Constituent Corporations"). First Virginia shall be (as is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Corporation. The name of the Surviving Corporation shall be First Virginia Banks, Inc. The Merger shall become effective at a time specified in the Articles of Merger filed with the Virginia State Corporation Commission (the "Effective Date").

           2. Articles of Incorporation; Bylaws. At the Effective Date, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of First Virginia as in effect immediately prior to the Effective Date.

           3. Effect of the Merger on Capital Stock, Assets, Liabilities and Capitalization of Premier and First Virginia.

                    3.1 Conversion of Stock of Premier. At the Effective Date, each issued and outstanding share of Premier Common Stock other than treasury shares shall by virtue of the Merger and without any action by the holder thereof be converted in accordance with the provisions of Section 3.2 hereof, into shares of First Virginia Common Stock which shall be validly issued, fully paid and nonassessable or cash. Each share of the Common Stock of the Surviving Corporation which shall be issued and outstanding prior to the Merger shall continue to be issued and outstanding.

           3.2 Conversion Rate. At the Effective Date of the Merger:

           (a) Conversion of Stock. Each share of Premier Common Stock which is issued and outstanding as of the Effective Date of the Merger (other than shares exchanged for cash and Dissenting Shares) shall, and without any action by the holder thereof, be converted into .545 shares of First Virginia Common Stock, proportionately adjusted for any stock split, stock dividends or other similar capital adjustments between the date of the Agreement and Plan of Reorganization between the Parties hereto (the "Agreement") and the Effective Date of the Merger by First Virginia. No fractional shares of First Virginia Common Stock shall be issued to Premier stockholders. In lieu thereof, each Premier stockholder shall receive upon surrender of his Premier Common Stock an amount in cash equal to the amount of any fractional share he would otherwise be entitled to receive multiplied by the average of the closing prices per share of First Virginia Common Stock as reported in The Wall Street Journal under the heading "New York Stock Exchange--Composite Transactions" or any comparable heading then in use, for each of the last ten trading days ending on the Effective Date of the Merger.

           (b) After the Effective Date of the Merger, each holder of a certificate for theretofore outstanding shares of Premier Common Stock, upon surrender of such certificate to the exchange agent designated by First Virginia (the "Exchange Agent"), and a letter of transmittal which shall be mailed to each holder of a certificate for theretofore outstanding shares of Premier Common Stock by the Exchange Agent promptly following the Effective Date of the Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of First Virginia Common Stock for which shares of Premier Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in the Agreement and this Plan of Merger. Until so surrendered, each outstanding certificate which, prior to the Effective Date of the Merger, represented Premier Common Stock, will be deemed evidence of the right to receive either the number of full shares of First Virginia Common Stock into which the number of shares of Premier Common Stock formerly represented thereby may be converted in accordance with the exchange ratio provided above; and after the Effective Date of the Merger will be deemed for all corporate purposes of First Virginia to evidence ownership of the number of full shares of First Virginia Common Stock into which the shares of Premier Common Stock formerly represented thereby were converted.

           With respect to shares of First Virginia Common Stock into which shares of Premier Common Stock are converted pursuant to the Merger, until such outstanding certificates formerly representing Premier Common Stock are surrendered, no dividend payable to holders of record of First Virginia Common Stock for any period as of any date subsequent to the Effective Date of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Date of the Merger, there shall be no further registry transfer on the records of Premier of shares of Premier Common Stock. If a certificate representing such shares is presented to First Virginia, it shall be cancelled and exchanged for a certificate representing shares of First Virginia Common Stock as herein provided. Upon surrender of certificates of Premier Common Stock in exchange for First Virginia Common Stock, there shall be paid to the record holder of the certificates of First Virginia Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid with respect to such full shares of First Virginia Common Stock as of any date subsequent to the Effective Date of the Merger which have not been paid to a public official pursuant to abandoned property laws and
  (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Date of the Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates. Subject to the immediately preceding two sentences, whenever a dividend or other distribution is declared by First Virginia on First Virginia Common Stock, the record date for which is on or after the Effective Date of the Merger, the declaration shall include dividends or other distributions on all shares of First Virginia Common Stock issuable pursuant to the Merger as provided above, whether or not certificates for those shares of First Virginia Common Stock have then been issued as provided above.

           Options outstanding on the Effective Date of the Merger to acquire Premier Common Stock ("Premier Options") shall be converted, based on the exchange ratio, into options to acquire First Virginia Common Stock ("First Virginia Options"). The exercise price per share of First Virginia Common Stock under a First Virginia Option shall be equal to the exercise price of Premier Common Stock under the Premier Option divided by the exchange ratio (rounded up to the nearest cent).

                    3.3 Dissenting Premier Shares. Notwithstanding anything in this Plan of Merger to the contrary, shares of Premier Common Stock which are issued and outstanding immediately prior to the Effective Date of the Merger and which are held by a stockholder who exercised in accordance with applicable law the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Premier Common Stock pursuant to Virginia law (the "Dissenting Shares") shall be canceled and shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 3.2 of this Plan of Merger, but the holders thereof shall be entitled to payment of the fair market value of such shares in accordance with Virginia law subject to the procedures and conditions specified under Virginia law unless and until such holder shall fail to perfect his right to dissent or shall have effectively withdrawn or lost such right as the case may be. If such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, his shares of Premier Common Stock shall thereupon be deemed at the Effective Date of the Merger to have been converted into the right to receive the consideration provided in Section
  3.2 of this Plan of Merger.

                    3.4 Assets. The Surviving Corporation shall possess all the rights, interest, privileges, immunities, powers, franchises, concessions, certificates of authority of a public as well as a private nature of each of First Virginia and Premier and all property, real and personal, and every interest therein, and all debts and other obligations due on whatever account, and all other choses in action and all and every interest of, or belonging to, or due to each of First Virginia and Premier and the title to all real estate or any interest therein, vested in either of Premier or First Virginia, shall not revert or be in any way impaired by reason of the Merger.

                    3.5 Liabilities. The Surviving Corporation shall be liable for liabilities of Premier and all valid debts, liabilities, duties and obligations of Premier shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, duties and obligations had been originally incurred or contracted by it and neither the rights of creditors nor any liens upon the property of either Premier or First Virginia shall be impaired by the Merger.

           4. Board of Directors and Officers. From and after the Effective Date, the directors of the Surviving Corporation shall be the directors of First Virginia immediately prior to the Effective Date and the officers of the Surviving Corporation shall be the officers of First Virginia immediately prior to the Effective Date.

           5. Conditions. Consummation of the Merger is subject to the following conditions:

           (i) approving vote of the holders of more than two-thirds of the outstanding shares of Premier Common Stock entitled to vote; (ii) the approval of the Merger by the Board of Directors of the Federal Reserve System and the State Corporation Commission of Virginia; and (iii) the satisfaction of all other conditions to the Merger as contained in the Agreement.

           6. Termination and Abandonment. This Plan of Merger may be terminated and the Merger abandoned as provided in Paragraph 9.2 of the Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the 29th day of October, 1996.


  ATTEST:                         FIRST VIRGINIA BANKS, INC.



  /s/Thomas P. Jennings           By    /s/Barry J. Fitzpatrick
  ----------------------------          ----------------------------------------
  Thomas P. Jennings,                   Barry J. Fitzpatrick, Chairman,
  Senior Vice President and             President and Chief Executive
  Secretary                             Officer



  ATTEST:                         PREMIER BANKSHARES CORPORATION



  /s/Ellen Simpson                By    /s/James R. Wheeling
  ----------------------------          ----------------------------------------
  Ellen Simpson,                        James R. Wheeling
  Corporate Secretary                   President and Chief Executive
                                        Officer

                                                                       EXHIBIT B


  TO:  PRINCIPAL OFFICERS, DIRECTORS, AND STOCKHOLDERS OF
           PREMIER BANKSHARES CORPORATION


  Re:  Restrictions on Resale of First Virginia Common Stock


           The Federal Securities Laws impose certain limitations on the resale of securities of publicly owned companies acquired by principal officers and directors in merger-type transactions. We are required to note these restrictions in the proxy statement and to receive your acknowledgment and agreement to these restrictions.

           As to the acquisition of Premier Bankshares Corporation ("Premier") by First Virginia, these restrictions, in summary, are as follows:

           For a period of two years from the date of the acquisition, any principal officer or director of Premier may not resell, in any three-month period, more than approximately 320,000 shares of First Virginia Common Stock acquired pursuant to the merger. In addition, such securities must be sold in brokers' transactions or in a transaction with a market maker. A broker's transaction is defined as a transaction in which a broker (i) does no more than execute the order to sell the security, receiving no more than the customary broker's commission and (ii) neither solicits nor arranges for the solicitation of orders to buy the security in anticipation of or in connection with the transaction. A more detailed description of these restrictions is as follows:

           Although the issuance of securities of First Virginia Banks, Inc. in the proposed merger will be registered under the Securities Act and will be issued in compliance with any applicable state laws relating to securities, any public reoffering or sale of such securities by any person who is an "affiliate" of Premier at the time the Agreement is submitted to a vote of Premier stockholders and who thus could be deemed an "underwriter" will, under current law, require either (i) the further registration under the Securities Act of the securities of First Virginia to be sold or (ii) compliance with Rule 145 under the Securities Act (as described below) or (iii) the availability of another exemption from such registration. An "affiliate" is defined as a "controlling person", which could mean, generally, a stockholder owning 10% or more of Premier's stock or a director or principal officer of Premier. Compliance with Rule 145 requires compliance with certain of the provisions of Rule 144 under the Securities Act. Under such provisions, "affiliates" are only able to sell, in any three-month period, the greater of
  (i) 1% of the securities of the class outstanding as shown by First Virginia's most recent report or statement, (ii) the average weekly reported volume of trading in those securities on all national securities exchanges and reported through the national quotation system of a registered securities association (i.e., NASDAQ), or (iii) to the extent such figures are available, the average weekly volume of trading in the securities reported through the consolidated transaction reporting system mandated by Rule 17a-15 under the Securities Exchange Act of 1934 for the same four-week period. In addition, if an "affiliate" acts in concert with another person for the purpose of any such sales, the sales of all persons acting in concert would be limited in the aggregate to such maximum number of securities in any three-month period. Two additional requirements of Rule 144 which must be satisfied in complying with Rule 145 are that (1) First Virginia must have been current for a period of twelve months prior to the sale in the filing of all reports required by the Securities and Exchange Commission (a condition which First Virginia presently fulfills and which it will endeavor to fulfill in the future), and (2) First Virginia securities must be sold in brokers' transactions or in a transaction directly with a market maker in the First Virginia security involved. A broker's transaction is defined as a transaction in which a broker (i) does no more than execute the order to sell the security, receiving no more than the customary broker's commission and (ii) neither solicits nor arranges for the solicitation of orders to buy the security in anticipation of or in connection with the transaction.

           If you have any questions about these restrictions either at present or in the future, please feel free to contact me.

           Please   acknowledge   your   receipt  of  and   agreement  to  these
  restrictions by signing a copy of this letter and returning it to me.

                                Very truly yours,



                               Christopher M. Cole
                               Vice President and Assistant
                               General Counsel

  CMC:

  ACKNOWLEDGED AND AGREED:


  ________________________
  (Name and date)

                                                                      APPENDIX B


                                                     April __, 1997

  Board of Directors
  Premier Bankshares Corporation
  29 College Drive
  Bluefield, Virginia  24605-1199

  Gentlemen:

           You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Premier Bankshares Corporation ("Premier") of the terms of an Agreement and Plan of Reorganization by and between First Virginia Banks, Inc. ("FVB") and Premier dated October 28, 1996, (the "Merger Agreement"). The Merger Agreement provides for the merger of Premier with and into FVB (the "Merger") and further provides that each share of Common Stock of Premier which is issued and outstanding immediately prior to the Effective Date of the Merger shall be exchanged for .545 shares of FVB Common Stock (the "Exchange Ratio").

           In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Merger Agreement; (2) Premier's audited financial statements for the three years ended December 31, 1996; (3) information regarding the trading market for the common stocks of Premier and FVB and the price ranges within which the respective stocks have traded; (4) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain bank and bank holding company mergers and acquisitions in Virginia in recent years; and (5) FVB's audited annual reports to shareholders and its financial statements for the three years ended December 31, 1996. We have discussed with members of management of Premier and future prospects of Premier and FVB individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

           In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Premier and FVB. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Premier or FVB. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

           On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Merger Agreement are fair from a financial point of view to the shareholders of Premier Common Stock.

                                                Very truly yours,

                                                SCOTT & STRINGFELLOW, INC.


                                           By:  __________________________
                                                Gary S. Penrose
                                                Managing Director
                                                Financial Institutions Group

                                                                      APPENDIX C










                             STOCK OPTION AGREEMENT
                       BETWEEN FIRST VIRGINIA BANKS, INC.
                       AND PREMIER BANKSHARES CORPORATION

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of October 29, 1996, by and between PREMIER BANKSHARES CORPORATION, a Virginia corporation ("Issuer"), and FIRST VIRGINIA BANKS, INC., a Virginia corporation ("Grantee").

         WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Reorganization, dated as of October 29, 1996 (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving entity; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,323,350 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $2.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to $20.00.

         3.    Exercise of Option.

               (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United
  States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to (i) Section 9.2(b) thereof (but only if such termination was a result of a willful breach by Issuer) or (ii) Section 9.2(c) thereof (each a "Default Termination")), (C) 12 months after a Default Termination, and (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

               (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                      (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                      (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then-outstanding shares of Issuer Common Stock.

               (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                       (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                      (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act and an application or notice filed under the BHC Act, the Bank Merger Act, or the Change in Bank Control Act of 1978) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

  As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

               (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

               (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                      (i) Holder's (taking into account all other Holders) Total Profit (as defined below) exceed $8.0 million and, if it otherwise would exceed such amount, Holder, at its sole election, shall either
         (A) reduce the number of shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation Option Shares previously purchased by Holder, (C) pay cash to Issuer, or (D) any combination of the foregoing, so that Holder's actually realized Total Profit shall not exceed $8.0 million after taking into account the foregoing actions; and

                    (ii) the Option be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $8.0 million; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

  As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) the amount received by Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) (x) the amount received by Holder pursuant to Issuer's repurchase of Option Shares pursuant to Section 8, less
  (y) Holder's purchase price for such Option Shares; (iii) (x) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (y) Holder's purchase price of such Option Shares; and (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated person.

  As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares of Issuer Common Stock as to which Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Holder and its affiliates as of such date, were sold for cash at the closing sale price per share of Issuer Common Stock as quoted on the Nasdaq National Market (or, if Issuer Common Stock is not then quoted on the Nasdaq National Market System ("Nasdaq National Market"), the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) as of the close of business on the preceding trading day (less customary brokerage commissions).

         4. Payment and Delivery of Certificates.

               (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f) hereof.

               (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
  Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
  (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

               (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER ___, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

               (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

               (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
         Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

               (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee.
         This Agreement has been duly executed and delivered by Grantee.

               (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7. Adjustment upon Changes in Capitalization, etc.

               (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

               (b) In the event that Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or
  (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Holder shall receive for each Option Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Issuer Common Stock, subject to the foregoing, proper provision shall be made so that Holder would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Option is then exercisable).

               (c) Issuer shall not enter into any agreement of the type described in Section 7(b) unless the other party thereto consents to provide the funding required for Issuer to pay the Section 8 Repurchase Consideration.

         8.    Repurchase at the Option of Holder.

               (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                      (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                      (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                      (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

               (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                      Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

               (c) For purposes of this Agreement,  the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the 1934 Act) shall have been formed which shall have acquired actual ownership or control, of 50% or more of the then-outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

               (e) In connection  with the application of the provisions of this
  Section 8, Grantee acknowledges (i) that Issuer's ability to fund the Section 8 Repurchase Consideration in accordance with the provisions of this Section 8 may be dependent upon the payment by Issuer's Subsidiaries of a capital distribution or distributions ("Capital Distribution") to Issuer and that any such Capital Distribution will be subject to the prior approval of the Federal Reserve Board and the principal federal and state regulatory agencies having jurisdiction over Issuer's Subsidiary banks, and (ii) that, unless there has been an agreement of the type described in Section 7(b), Issuer's obligations under this Section 8 do not impose on Issuer an obligation to otherwise finance the payment of the Section 8 Repurchase Consideration through the incurrence of indebtedness or the issuance of capital instruments or securities by Issuer in either case sufficient in amount to satisfy the payment of the Section 8 Repurchase Consideration. Accordingly, Issuer shall not be deemed to be in breach of this Section 8 if, after making its best efforts to obtain regulatory authorization for a Capital Distribution required to pay the Section 8 Repurchase Consideration, it is unable to do so.

         9.    Registration Rights.

               (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

               (b) If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

               (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                      (i) prior to the earliest of (A) termination of the Merger Agreement pursuant to Section 9.2 thereof, (B) failure to obtain the requisite stockholder approval pursuant to the Merger Agreement, and
         (C) a Purchase Event or a Preliminary Purchase Event;

                      (ii)   on more than two occasions;

                      (iii)  more than once during any calendar year;

                      (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                      (v) unless a request therefor is made to Issuer by Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                      In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 120 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

               (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of its counsel), accounting expenses, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or
  (b) above. Underwriting discounts and commissions relating to Option Shares and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

               (e) In connection with any registration under subparagraph (a) or
  (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                      Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                      If the  indemnification  provided for in this subparagraph
  (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all Selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, all Selling Holders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

               In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

               (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

               (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.   Miscellaneous.

               (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Waiver and Amendment.  Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

               (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Virginia without regard to any applicable conflicts of law rules, except to the extent that the federal laws of the United States shall govern.

               (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

               (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

               (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

  ATTEST:                                   PREMIER BANKSHARES CORPORATION



  By: /s/Ellen Simpson                      By:  /s/James R. Wheeling
      Corporate Secretary                        President and Chief
                                                 Executive Officer

  [CORPORATE SEAL]


  ATTEST:                                   FIRST VIRGINIA BANKS, INC.



  By: /s/Thomas P. Jennings                 By: /s/Barry J. Fitzpatrick
      Senior Vice President                     Chairman, President and
      and Secretary                             Chief Executive Officer

  [CORPORATE SEAL]

                                    PART II.

            INFORMATION NOT REQUIRED IN THE PROSPECTUS; UNDERTAKINGS

  Item 20.     Indemnification

         Article 10 of the VSCA allows, in general, for indemnification, in certain circumstances, by a Virginia corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

         Article VI of First Virginia's Articles of Incorporation mandates the indemnification of directors, advisory directors and officers as a result of liability incurred by them in proceedings instituted against them by third parties or by or on behalf of First Virginia itself, relating to the manner in which they perform their duties unless they have been guilty of willful misconduct or a knowing violation of criminal law. Subsection (a) of Article VI provides that First Virginia may contract in advance to provide such indemnification. Under Article VI, the procedures for determining whether indemnification must be made will be as provided under the Virginia Stock Corporation Act ("Corporation Act"). The Corporation Act provides that this determination must be made (1) by a majority vote of a quorum consisting of disinterested directors; (2) if such quorum is not available, by a majority vote of a committee designated by the Board of Directors consisting solely of two or more disinterested directors; (3) by special legal counsel selected (i) by the Board or its committee as in (1) or (2) above or, if none such, (ii) by a majority of the full Board; or (4) by the stockholders, but shares of or controlled by interested directors may not be voted on the determination.

         Subsection (b) of Article VI requires the advancement of expenses reasonably incurred by a director, advisory director or officer in a proceeding upon receipt of an undertaking from him to repay the amounts advanced if it is ultimately determined that he is not entitled to indemnification. If, however, a determination has been made that the director, advisory director or officer is not entitled to be indemnified, expenses need not be advanced.

         Subsection (c) of Article VI authorizes First Virginia to provide indemnification and make advances and reimbursements for expenses to other persons including directors, advisory directors and officers of its subsidiaries and employees and agents of First Virginia and its subsidiaries, to the same extent or a lesser extent than is required to indemnify directors, advisory directors and officers of First Virginia. First Virginia may also contract in advance to provide such indemnification.

         Subsection (d) of Article VI provides that in any proceeding brought by a stockholder in the right of First Virginia or brought by or on behalf of shareholders of First Virginia, no damages may be assessed against a director, advisory director or officer of First Virginia arising out of a single transaction, occurrence, or course of conduct. This elimination of liability is not applicable if the director, advisory director or officer engages in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

  First Virginia maintains a Directors and Officers Liability Insurance Policy issued by Federal Insurance Company (part of the Chubb Group of Insurance Companies) in the aggregate annual amount of $20 million. This policy provides coverage up to 100% of its face amount, subject to deductible amounts. In general, the policy insures (i) First Virginia's directors and officers and those of its affiliates against loss by reason of their wrongful acts, and/or
  (ii) First Virginia against claims against the directors and officers by reason of their wrongful acts for which First Virginia is required to indemnify or pay, all as such terms are defined in the policies and subject to the terms and conditions contained therein.

  Item 21.  Exhibits and Financial Statements Schedule

         2 Agreement and Plan of Reorganization dated October 29, 1996 and Plan of Merger dated October 29, 1996 (included as Appendix A to the Proxy Statement-Prospectus).

         3 Restated Articles of Incorporation and Bylaws of First Virginia Banks, Inc. (incorporated herein by reference to Exhibit (3) of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 in the case of First Virginia's Restated Articles of Incorporation, and, in the case of Bylaws, incorporated by reference to Exhibit (3) of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

         4 Instruments defining the rights of security holders, including indentures. (With respect to First Virginia Common Stock and First Virginia's Preferred Stock, the rights of security holders are described in the Restated Articles of Incorporation and Bylaws which are incorporated herein by reference to Exhibit 3 of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. Also incorporated herein is the Rights Agreement dated July 29, 1988 between First Virginia Banks, Inc. and American Security Bank, N.A. which is incorporated herein by reference to First Virginia's Registration Statement on Form 8-A dated August 1, 1988).

         5 Opinion of Christopher M. Cole, Vice President and Assistant General Counsel (filed herewith).

         8 Form of Opinion to be provided as to certain tax matters by Gentry, Locke, Rakes & Moore, (filed herewith).

         10    Employment Agreement with James R. Wheeling.

         21 Subsidiaries (filed herewith). A list of subsidiaries other than banks is not filed herein because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary. Each of the banks is incorporated in Virginia with the exception of First Virginia Bank-Maryland, Farmers Bank of Maryland, Atlantic Bank and The Caroline County Bank which are incorporated in Maryland, and Tri-City Bank and Trust Company, and First Vantage Bank-Tennessee, which are incorporated in Tennessee.

         23(a)  Consent of Ernst & Young LLP.

         23(b)  Consent of Persinger & Co.

         23(c) Consent of Christopher M. Cole regarding his opinion concerning the legality of securities (included with his opinion as Exhibit
               5).

         23(d) Consent of Gentry, Locke, Rakes & Moore (included with its opinion as Exhibit 8).

         23(e)  Consent of Scott & Stringfellow.

         24     Power of Attorney.

         99     Form of Proxy for Special Meeting of Stockholders of Premier

  Item 22.     Undertakings

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended ("Securities Act"), each filing of the Registrant's Annual Report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of First Virginia pursuant to provisions of the Code of Virginia or the Articles of Incorporation or Bylaws of First Virginia or resolutions of First Virginia's shareholders adopted pursuant thereto, or otherwise, First Virginia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Virginia of expenses incurred or paid by a director, officer or controlling person of First Virginia in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of First Virginia in connection with the securities being registered, First Virginia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax and State of Virginia on the 26th day of March, 1997.



                                          FIRST VIRGINIA BANKS, INC.



                                        By  /s/ Barry J. Fitzpatrick
                                            ------------------------------------
                                            Barry J. Fitzpatrick, Chairman
                                            of the Board, President and
                                            Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 26, 1997.


  SIGNATURE and TITLE



             *
  ------------------------------------------------
  Barry J. Fitzpatrick, Chairman of
  the Board, President and Principal
  Executive Officer


             *
  ------------------------------------------------
  Richard F. Bowman, Principal Financial Officer and Principal Accounting Officer


  ------------------------------------------------
  E. Cabell Brand


             *
  ------------------------------------------------
  Edward L. Breeden, III, Director


             *
  ------------------------------------------------
  Paul H. Geithner, Jr., Director



             *
  ------------------------------------------------
  L.H. Ginn, III, Director



  ------------------------------------------------
  Gilbert R. Giordano, Director



  ------------------------------------------------
  T. Keister Greer, Director


             *
  ------------------------------------------------
  Elsie C. Gruver, Director


             *
  ------------------------------------------------
  Edward M. Holland, Director



  ------------------------------------------------
  Eric C. Kendrick, Director



  ------------------------------------------------
  John B. Melvin, Director



  ------------------------------------------------
  W. Lee Phillips, Jr., Director



  ------------------------------------------------
  Josiah P. Rowe, III


             *
  ------------------------------------------------
  Robert H. Zalokar, Director


             *
  ------------------------------------------------
  Albert F. Zettlemoyer, Director



  *By /s/ Christopher M. Cole
     Christopher M. Cole
     (Attorney-in-Fact)**

  --------------------------

  **By authority of Power of Attorney filed with this Registration Statement on Form S-4.

                                  EXHIBIT INDEX
EXHIBITS
--------
2 Agreement and Plan of Reorganization dated October 29, 1996 and Plan of Merger dated October 29, 1996 (included as Appendix A to the Proxy Statement-Prospectus).

3 Restated Articles of Incorporation and Bylaws of First Virginia Banks, Inc. (in the case of the Restated Articles of Incorporation, incorporated herein by reference to Exhibit (3) of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and in the case of the Bylaws, incorporated by reference to Exhibit (3) of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

4 Instruments defining the rights of security holders, including indentures. (With respect to First Virginia Common Stock and First Virginia's Preferred Stock, the rights of security holders are described in the Restated Articles of Incorporation and Bylaws which are incorporated herein by reference to Exhibit (3) of First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. Also incorporated herein is the Rights Agreement dated July 29, 1988 between First Virginia Banks, Inc. and American Security Bank, N.A. which is incorporated herein by reference to First Virginia's Registration Statement on Form 8-A dated August 1, 1988).

5 Opinion of Christopher M. Cole, Vice President and Assistant General Counsel (filed herewith).

8 Form of Opinion to be provided as to certain tax matters by Gentry, Locke, Rakes & Moore (filed herewith).

10       Employment Agreement with James R. Wheeling.

21 Subsidiaries (filed herewith). A list of subsidiaries other than banks is not filed herein because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary. Each of the banks is incorporated in Virginia with the exception of First Virginia Bank-Maryland, Farmers Bank of Maryland, Atlantic Bank and The Caroline County Bank, which are incorporated in Maryland, and Tri-City Bank and Trust Company, and First Vantage Bank-Tennessee, which are incorporated in Tennessee.

23(a)    Consent of Ernst & Young LLP.

23(b)    Consent of Persinger & Company. L.L.C.

23(c) Consent of Christopher M. Cole regarding his opinion concerning the legality of securities (included with his opinion as Exhibit 5).

23(d)    Consent of Gentry, Locke, Rakes & Moore (included with its opinion as
         Exhibit 8).

23(e)    Consent of Scott & Stringfellow, Inc.

24       Power of Attorney.

99       Form of Proxy for Special Meeting of Stockholders of Premier